Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-172554 and 333-172554-01

PRODUCT SUPPLEMENT

(To the prospectus supplement dated May 12, 2011 and the prospectus dated May 12, 2011)

Citigroup Funding Inc.

Medium-Term Notes, Series D

Any Payments Due from Citigroup Funding Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will generally apply to the notes that we will sell from time to time using this product supplement and the accompanying prospectus supplement and prospectus. We will set forth information on the specific terms of each series of notes in a supplement to this product supplement that we will deliver to prospective buyers of those notes. We refer to the supplement that sets forth the preliminary terms for a particular series of notes as an offering summary, to the supplement that sets forth the final terms for a particular series of notes as a pricing supplement, and to the offering summary and the pricing supplement together as the supplements. You should read the supplements, this product supplement and the accompanying prospectus supplement and prospectus carefully before you invest. If the terms described in the applicable offering summary are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, you should rely on the terms specified in the offering summary. The final terms set forth in a pricing supplement will supersede the preliminary terms set forth in the related offering summary.

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Subject to the credit risk of Citigroup Inc., at maturity you will receive a payment equal to the principal amount of your notes plus any note return amount or any accrued and unpaid interest or coupon.

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The note return amount, if any, payable at maturity will be linked to one or more underlying benchmarks, provided that an underlying benchmark may be one of the following: (i) shares of an Exchange Traded Fund (“ETF”); (ii) commodities; (iii) currencies; (iv) any other financial, economic or other measure or instrument, including interest rates; (v) an index comprising any combination of one or more of (i) through (iv) above, including an equity index, commodity index or currency index; or (vi) a basket comprising any combination of one or more of (i) through (v) above.

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The notes may pay periodic interest or coupon based on a fixed rate, variable rate, floating rate, indexed rate or any combination thereof. Any of such rates may be adjusted by applying a specific spread. Any variable rate, floating rate, or indexed rate may be linked to one or more underlying benchmarks.

•	We will not apply to list the notes on any exchange.

•	The notes may be callable by us in our discretion or may be subject to mandatory call.

You should review “Description of the Notes” below and the applicable supplements for the specific features that apply to your notes. Investing in the notes involves a number of risks. See “Risk Factors Relating to the Notes” beginning on page PRS-6 and “Risk Factors,” or another equivalent section, of the supplements applicable to a particular offering of the notes.

The notes will represent obligations of Citigroup Funding Inc. only. The relevant ETF, index publisher, commodity publisher, currency publisher, interest rate publisher or publisher of any other relevant underlying benchmark will not be involved in any way in the offering of any notes and will not have any obligations relating to the notes or to holders of the notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this product supplement, the accompanying prospectus supplement and prospectus or any supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

July 8, 2011

SUMMARY INFORMATION — Q&A

What Are the Notes?

Subject to the credit risk of Citigroup Inc., at maturity you will receive a payment equal to the principal amount of your notes plus any note return amount or accrued and unpaid interest or coupon. The note return amount or the periodic interest or coupon, as applicable, will be linked to one or more underlying benchmarks. For a description of certain underlying benchmarks to which the notes may be linked, see “Annex A—Underlying Benchmarks” to this product supplement. For purposes of the applicable supplements the term underlying benchmark used in this product supplement may mean the underlying ETF shares, the underlying commodity, the underlying currency, the underlying index, the underlying rate, the underlying basket or any other term used in the applicable supplements to refer to the relevant underlying benchmark. The underlying benchmark may be expressed by a price, value, rate, level or any other objective measures as specified in the applicable supplements.

The notes may be callable by us in our discretion or may be subject to mandatory call. The applicable supplements relating to any series of notes will describe, among others, the following: the maturity date of the notes; the formula or methodology to be applied to the relevant underlying benchmark to determine any note return amount; the formula or methodology to be applied to the relevant underlying benchmark to determine the periodic interest or coupon; the dates from which any interest will accrue or any coupon will be calculated and the interest payment dates or coupon payment dates and any related record dates; any call option by us in our discretion or any mandatory call; certain information regarding the underlying benchmark; a discussion of certain United States federal tax considerations; a plan of distribution; and any other terms of such notes.

Each issuance of the notes by Citigroup Funding Inc. will be a series of unsecured senior debt securities, with any payments due on the notes fully and unconditionally guaranteed by Citigroup Inc. The notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding Inc., and, as a result of the guarantee, any payments due on the notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The notes will mature on the date indicated in the applicable supplements. All payments on the notes, including the repayment of principal, are subject to the credit risk of Citigroup Inc.

The aggregate principal amount of each series of notes will be set forth in the applicable pricing supplement. Unless otherwise specified in the applicable supplements, each note will represent a principal amount of U.S.$1,000. You will be able to transfer the notes only in units of U.S.$1,000 and integral multiples of U.S.$1,000. You will not have the right to receive physical certificates evidencing your ownership of the notes except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by the Depository Trust Company or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the notes through the accounts that these systems maintain with DTC. You should refer to the section “Description of the Notes — Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities — Book-Entry Procedures and Settlement” in the accompanying prospectus.

What is the Note Return Amount?

Subject to the credit risk of Citigroup Inc., in addition to the principal amount of your notes, at maturity you may be entitled to receive a note return amount, which may be positive or zero. The note return amount payable at maturity, if any, will be calculated by using a formula or methodology applied to the underlying benchmark, as described in the applicable supplements.

Will I Receive Periodic Interest or Coupon on the Notes?

The notes may pay periodic interest or coupon based on a fixed rate, variable rate, floating rate, indexed rate or any combination thereof. Any of such rates may be adjusted by applying a specific spread. Any variable rate, floating rate or indexed rate will be calculated by using a formula or methodology to be applied to the relevant underlying benchmark, as described in the applicable supplements. Unless otherwise specified in the applicable supplements, the periodic interest or coupon will not be compounded.

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What Will I Receive at Maturity of the Notes?

Subject to the credit risk of Citigroup Inc., at maturity you will receive for each note you hold an amount in cash equal to the principal amount of the notes plus any accrued and unpaid interest or coupon or any note return amount, as applicable.

What Will I Receive if Citigroup Funding Inc. Calls the Notes?

If the applicable supplements provide for early call of the notes in our discretion or for mandatory call, such supplements will set forth the dates on which we may call the notes, the terms of the mandatory call, if applicable, the details of the notice of call that we will provide to you and the call price you will be entitled to receive, provided that such call price will be at least equal to the principal amount of your notes plus any accrued and unpaid interest or coupon.

Where Can I Find Examples of Hypothetical Amounts Payable at Maturity, Hypothetical Interest Payments or Hypothetical Coupon Payments?

For a table setting forth hypothetical amounts you could receive at maturity, hypothetical interest payments or hypothetical coupon payments, see “Hypothetical Amounts Payable at Maturity”, “Hypothetical Interest Payments”, “Hypothetical Coupon Amounts” or any equivalent section of the applicable supplements.

How Has the Underlying Benchmark Performed Historically?

The applicable supplements will provide certain historical information on the underlying benchmark. We will provide this historical information to help you evaluate the behavior of the underlying benchmark in recent years. However, past performance is not indicative of how the underlying benchmark will perform in the future.

What Will I Receive if I Sell the Notes Prior to Maturity?

If you choose to sell your notes before the notes mature, you are not guaranteed and should not expect to receive the full principal amount of the notes you sell. You should refer to the sections “Risk Factors Relating to the Notes—The Price at Which You Will be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” and “—The Notes Will Not Be Listed on a Stock Exchange and You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop” in this product supplement for further information.

What Are the U.S. Federal Income Tax Consequences of Investing in the Notes?

A summary of the material U.S. federal income tax considerations that may be relevant to a holder of a note are described below under “Certain United States Federal Income Tax Considerations.” The applicable supplements relating to a note will describe any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes, such as indexed notes, dual currency notes, notes that are variable rate debt instruments or notes providing for contingent payments.

Will the Notes Be Listed on a Stock Exchange?

The notes will not be listed on any exchange. See “Risk Factors Relating to the Notes—The Notes Will Not Be Listed on a Stock Exchange and You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop.”

Can You Tell Me More About Citigroup Inc. and Citigroup Funding Inc.?

Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding Inc. is a wholly-owned subsidiary of Citigroup Inc. whose business activities consist primarily of providing funds to Citigroup Inc. and its subsidiaries for general corporate purposes.

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What Is the Role of Citigroup Funding Inc.’s Affiliate, Citigroup Global Markets Inc.?

Our affiliate, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the notes and is expected to receive compensation for activities and services provided in connection with the offering. After the initial offering, Citigroup Global Markets Inc. and/or other of our affiliated broker-dealers currently intend, but are not obligated, to buy and sell the notes to create a secondary market for holders of the notes, and may engage in other activities described in the section “Plan of Distribution; Conflicts of Interest” in this product supplement and “Plan of Distribution” in the accompanying prospectus supplement and prospectus. However, neither Citigroup Global Markets Inc. nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

What is the Role of the Calculation Agent?

The calculation agent will make determinations with respect to the notes. The calculation agent for a particular series of notes will be an affiliate of ours. You should refer to “Risk Factors – The Calculation Agent, Which is an Affiliate of the Issuer, Will Make Determinations With Respect to the Notes” in this product supplement for more information.

Can You Tell Me More About the Effect of Citigroup Funding Inc.’s Hedging Activity?

We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in the underlying benchmark (if the underlying benchmark is ETF shares, commodities or currencies), or in the stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket), or in other instruments, such as options, swaps or futures based upon the underlying benchmark or the stocks, currencies or commodities comprised in the underlying benchmark. The costs of maintaining or adjusting this hedging activity could affect the price at which our affiliate Citigroup Global Markets Inc. may be willing to purchase your notes in the secondary market. Moreover, this hedging activity may result in our or our affiliates’ receipt of a profit, even if the market value of the notes declines. You should refer to “Risk Factors Relating to the Notes — The Price at Which You Will be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” in this product supplement, “Risk Factors — Citigroup Funding Inc.’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” in the accompanying prospectus.

Does ERISA Impose Any Limitations on Purchases of the Notes?

Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or substantially similar federal, state or local laws including individual retirement accounts (which we call “Plans”), will be permitted to purchase or hold the notes, provided that each such Plan shall by its purchase be deemed to represent and warrant either that (A)(i) none of Citigroup Global Markets Inc., its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the notes or renders investment advice with respect to those assets and (ii) the Plan is paying no more than adequate consideration for the notes or (B) its acquisition and holding of the notes is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity. Please refer to the section “ERISA Matters” in this product supplement for further information.

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Are There Any Risks Associated With My Investment?

Yes, the notes are subject to a number of risks. Please refer to the section “Risk Factors Relating to the Notes” in this product supplement.

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RISK FACTORS RELATING TO THE NOTES

Investing in the notes involves a number of significant risks. While some of the risk considerations are summarized below, please review the information under “Risk Factors” or any equivalent section of the applicable supplements for specific risks relating to a particular series of notes.

The Return on Your Notes May Be Zero

Any periodic interest or coupon may vary based upon the performance of the underlying benchmark and may be zero. Any note return amount payable at maturity will vary based upon the performance of the underlying benchmark and may be zero. Thus, you will be subject to the risk of receiving zero return on your investment in the notes.

The Return on Your Notes May Be Limited

Any note return amount, periodic interest or coupon may be limited. Because of a limit on the return on your notes, the notes may provide less opportunity for return than an investment that would permit you to participate fully in the performance of the underlying benchmark (if the underlying benchmark is ETF shares, commodities or currencies), or of the stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket).

Secondary Market Sales of the Notes May Result in a Loss of Principal

You will be entitled to receive at least the full principal amount of your notes, subject to the credit risk of Citigroup Inc., only if you hold the notes to maturity. The market value of the notes may fluctuate, and if you sell your notes in the secondary market prior to maturity, you may receive less than your initial investment.

The Yield on the Notes May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity

The terms of the notes differ from those of conventional debt securities in that the note return amount or the periodic interest or coupon may vary based upon the performance of the underlying benchmark and may be zero. As a result, the effective yield on the notes may be less than that which would be payable on a conventional debt security of Citigroup Funding Inc. (guaranteed by Citigroup Inc.) bearing a fixed interest rate or variable interest rate.

You Will Not Receive Any Periodic Payments on the Notes Unless Specified

You will not receive any periodic interest or coupon on the notes unless specified otherwise in the applicable supplements and according to the terms specified therein. In addition, you will not be entitled as a holder of the notes to receive dividend payments or other distributions, if any, made on the ETF shares, or on the stocks comprised in the underlying benchmark (if the underlying asset is ETF shares, an equity index or a basket).

Notes that are Callable by Us in Our Discretion Involve Additional Risks

Callable notes present different investment considerations from non-callable notes and may not be suitable for every investor. You should carefully consider the information provided in the applicable supplements, including the time periods when we may call the notes. The decision whether to call the notes before maturity in accordance with its terms is our sole discretion. We are not obligated to call the notes, and will call them, if at all, when it is most advantageous to us to do so, without reference to your investment needs. Depending on the terms of the notes, you may face the risk that: the notes may be paid off prior to maturity as a result of a call by us and your return would be less than the yield which the notes would have earned had it been held to maturity; if the notes are called by us, you may not be able to reinvest your funds at the same rate as your original notes; or the notes may not be called and you may be required to hold the notes until maturity, causing your return to be less than if we had called the notes and you were able to reinvest your funds in an investment with a higher yield than the yield on the notes.

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The Notes May Be Subject to a Mandatory Call that Limits the Potential Return

Callable notes present different investment considerations from non-callable notes and may not be suitable for every investor. You should carefully consider the information provided in the applicable supplements, including the terms of the mandatory call, if applicable. The opportunity to benefit from changes in the level of the underlying benchmark through an investment in the notes may be limited by the mandatory call feature. If the notes are called prior to maturity as a result of the mandatory call, you will receive only the applicable call price, plus accrued and unpaid interest, if any, and you will not receive any note return amount. The call price may be less than or greater than the amount you would have received at maturity based on the underlying benchmark. Therefore, your return on the notes may be less than your return on an investment directly linked to the underlying benchmark and you may be not be able to fully benefit from the change in the level of the underlying benchmark.

Variable Rate, Floating Rate and Indexed Rate Notes May Pay Less than Fixed Rate Notes of Comparable Maturity

Notes bearing interest at a variable, floating or indexed interest rate present different investment considerations from those with fixed rates. Depending on the terms of the variable rate, floating rate or indexed rate notes and the interest rate environment generally, the return on a note with a variable, floating or indexed interest rate may pay substantially less interest than a conventional fixed rate note of the same maturity. You may be required to hold the note at a lower rate than prevailing market rates because the note does not provide for redemption by you prior to maturity.

The Notes are Subject to the Credit Risk of Citigroup Inc., the Guarantor of Any Payments Due on the Notes, and Any Actual or Anticipated Changes to Its Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Notes

Under the terms of the notes, Citigroup Inc. is ultimately obligated to return to you the stated principal amount at maturity. However, as with an ordinary debt security, you are subject to the credit risk of Citigroup Inc. The notes are not guaranteed by any entity other than Citigroup Inc. If Citigroup Inc. defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the market value of the notes.

The Price at Which You Will be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May be Substantially Less Than the Amount You Originally Invest

We believe that the value of your notes in any secondary market will be affected by the supply of and demand for the notes, the level of the underlying benchmark, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact of a change in a specific factor, assuming all other conditions remain constant, on the market value of the notes in any secondary market.

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Level of the Underlying Benchmark. We expect that the market value of the notes in any secondary market will depend substantially on the amount, if any, by which the level of the underlying benchmark changes from its value on the date on which the particular series of notes are priced for initial sale to the public. However, changes in the level of the underlying benchmark may not always be reflected, in full or in part, in the market value of the notes in any secondary market.

Prices, values or exchange rates of the underlying benchmark will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and by various circumstances that can influence the values of the underlying benchmark in a specific market segment. The hedging activities of Citigroup Funding Inc.’s affiliates and other trading activities by Citigroup Funding Inc.’s affiliates and other market participants can also affect the prices, values or exchange rates of the underlying benchmark.

Volatility of the Underlying Benchmark. Volatility is the term used to describe the size and frequency of market fluctuations. If the expected volatility of the underlying benchmark changes during the term of the notes, the market value of the notes in any secondary market may decrease.

Interest Rates. We expect that the market value of the notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market value of the notes in any secondary market may decrease, and if U.S. interest rates decrease, the market value of the notes in any secondary market may increase.

Time Premium or Discount. As a result of a “time premium” or “discount,” the notes may trade at a value above or below that which would be expected based on the level of interest rates, which disparity is expected to be larger the longer the time remaining to the maturity of the notes. A “time premium” or “discount” results from expectations concerning the level of interest rates during the period prior to the maturity of the notes. However, as the time remaining to maturity decreases, this “time premium” or “discount” may diminish, increasing or decreasing the market value of the notes.

Hedging Activities.   Hedging activities related to the notes by one or more of our affiliates will likely involve trading in the underlying benchmark (if the underlying benchmark is ETF shares, commodities or currencies), or in the stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket), or in other instruments, such as options, swaps or futures, based upon the underlying benchmark or upon the stocks, commodities or currencies comprised in the underlying benchmark. This hedging activity could affect the level of the underlying benchmark and therefore the market value of the notes in any secondary market. It is possible that our affiliates may profit from this hedging activity, even if the market value of the notes declines. Profit or loss from this hedging activity could affect the price at which our affiliate Citigroup Global Markets Inc. may be willing to purchase your notes in any secondary market.

Fees and Projected Hedging Profits. The price, if any, at which Citigroup Global Markets Inc. is willing to purchase the notes in secondary market transactions will likely be lower than the public offering price since the public offering price of the notes will include, and secondary market prices are likely to exclude, underwriting fees, if any, paid with respect to the notes, as well as the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The secondary market prices for the notes may be less than the costs of unwinding the related hedging transaction at the time of the secondary market transaction. Our affiliates may realize a profit from the unexpected hedging activity even if the market value of the notes declines. In addition, any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets Inc., as a result of dealer discounts, mark-ups or other transaction costs.

Credit Ratings, Financial Condition, and Results of Citigroup Funding Inc. and Citigroup Inc. Actual or anticipated changes in Citigroup Funding Inc.’s financial condition or results or the credit rating, financial condition, or results of Citigroup Inc. may affect the market value of the notes. The notes are subject to the credit risk of Citigroup Inc., the guarantor of any payments due on the notes.

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We want you to understand that the impact of one of the factors specified above, such as an increase in the U.S. interest rates, may offset some or all of any change in the market value of the notes in any secondary market attributable to another factor, such as a favorable change in the level of the underlying benchmark.

The Notes Will Not Be Listed on a Stock Exchange and You May Not Be Able to Sell Your Notes if an Active Trading Market for the Notes Does Not Develop

The notes will not be listed on a securities exchange. Citigroup Global Markets Inc. currently intends, but will not be obligated, to make a market in each series of notes issued by Citigroup Funding Inc. Even if a secondary market for a particular series of notes does develop, it may not be liquid and may not continue for the term of those notes. If the secondary market for the notes you hold is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Citigroup Global Markets Inc. is willing to transact. If at any time Citigroup Global Markets Inc. was not to make a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

The Historical Performance of the Underlying Benchmark is Not an Indication of the Future Performance of the Underlying Benchmark

The historical performance of the underlying benchmark, which is included in the applicable supplements, should not be taken as an indication of the future performance of the underlying benchmark during the term of the notes. Changes in the level of the underlying benchmark will affect the value of the notes in any secondary market, but it is impossible to predict whether the level of the underlying benchmark will fall or rise.

You Will Have No Rights Against the ETF, the Index Publisher, the Commodity Publisher, the Currency Publisher or the Interest Rate Publisher

You will have no rights as a holder of the notes against the relevant ETF, index publisher, commodity publisher, currency publisher, interest rate publisher or publisher of any other underlying benchmark even though the market value of the notes is expected to depend on the level of the underlying benchmark and the note return amount payable at maturity or the periodic interest or coupon, if any, is linked to the underlying benchmark. None of the ETF, the index publisher, the commodity publisher, the currency publisher, the interest rate publisher or the publisher of any relevant underlying benchmark will be involved in any way in the offering of the notes and will have no obligations relating to the notes or to holders of the notes. By investing in the notes you will not acquire any of the underlying benchmarks (if the underlying benchmark is ETF shares, commodities or currencies), or any stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket). In addition, you will have no voting rights and will receive no dividends or other distributions made on the ETF shares, or on the stocks comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an equity index or a basket).

The Market Value of the Notes May Be Affected by Certain Purchases and Sales by Affiliates of Citigroup Funding Inc.

Citigroup Funding Inc.’s affiliates, including Citigroup Global Markets Inc., may from time to time buy or sell the underlying benchmark (if the underlying benchmark is ETF shares, commodities or currencies), or stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket), or derivative instruments relating to the underlying benchmark or the stocks, commodities or currencies included in the underlying benchmark for their own accounts in connection with their normal business practices. These transactions could affect the level of the underlying benchmark and therefore the market value of the notes in any secondary market.

The Calculation Agent, Which Will be an Affiliate of the Issuer, Will Make Determinations with Respect to the Notes

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The calculation agent for the notes will be an affiliate of ours. The calculation agent will calculate any note return amount payable at maturity and any interest or coupon payable on each interest payment date. These determinations made by the calculation agent may adversely affect the payments to you.

Citigroup Funding Inc.’s Hedging Activity Could Result in a Conflict of Interest

In anticipation of the sale of the notes, we expect one or more of our affiliates to enter into hedge transactions. This hedging activity will likely involve trading in the underlying benchmark (if the underlying benchmark is ETF shares, commodities or currencies), or in the stocks, currencies or commodities comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an index or a basket), or in other instruments, such as options, swaps or futures based upon the underlying benchmark or the stocks, currencies or commodities comprised in the underlying benchmark. This hedging activity may present a conflict between your interest in the notes and the interests our affiliates have in executing, maintaining and adjusting their hedge transactions because it could affect the level of the underlying benchmark and therefore the market value of the notes in any secondary market. It could also be adverse to your interest if it affects the price at which our affiliate Citigroup Global Markets Inc. may be willing to purchase your notes in any secondary market. Since hedging the obligations under the notes involves risk and may be influenced by a number of factors, it is possible that our affiliates may profit from the hedging activity, even if the market value of the notes declines.

Additional Risk Factors if the Underlying Benchmark is ETF Shares, an Equity Index or a Basket

Events Involving the Underlying Benchmark Can Affect the Market Value of the Notes

General economic conditions and earnings results of the ETF or of the companies whose stocks are comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an equity index or a basket), and real or anticipated changes in those conditions or results, may affect the market value of the notes in any secondary market. In addition, if the dividend yields on the underlying benchmark or on the stocks included in the underlying benchmark those stocks increase, we expect that the market value of the notes in any secondary market may decrease because the note return amount does not incorporate the value of dividend payments. Conversely, if dividend yields on the underlying benchmark or on the stocks included in the underlying benchmark decrease, we expect that the market value of the notes in any secondary market may increase.

You Will Not Receive Any Distributions Made on the Underlying Benchmark

You will not be entitled as a holder of the notes to receive dividend payments or other distributions, if any, made on the ETF shares, or on the stocks comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an equity index or a basket).

Foreign Equity Securities Involve Additional Risks which Can Affect the Value of the Notes

If the stocks comprised in the underlying benchmark (if the underlying benchmark is ETF sahres, an equity index or a basket) are listed on one or more foreign stock exchanges, you should be aware that investments that are linked to the value of foreign equity securities involve certain risks, any of which can affect the value of these securities and therefore the value the notes.

The foreign securities markets may be more volatile than U.S. securities markets and may be affected by market developments in different ways than U.S. securities markets; cross-shareholdings in foreign companies on such markets may affect prices and volume of trading on those markets; there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the exchanges on which the underlying stocks are traded may have adopted certain measures intended to limit short-term price fluctuations. These may include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. You should also be aware that certain of the exchanges on which the underlying stocks are traded may suspend the trading of individual stocks in certain limited and extraordinary circumstances. As a result, variations in the underlying benchmark may be limited by price limitations on, or suspensions of trading of, the shares of the ETF or the companies whose stocks are comprised in the underlying benchmark (if the underlying benchmark is ETF shares, an equity index or a basket), which may, in turn, adversely affect the value of the notes or result in the occurrence of a market disruption event.

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Prices of the underlying stocks which may be comprised in the underlying benchmark are subject to political, economic, financial, exchange rate and social factors that apply in each issuer’s country as well as in other constituent countries in which such issuer does business (or in which its principal trading partners do business). These factors (including the possibility that recent or future changes in a country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect foreign securities markets. Stock and currency market volatility and market developments in one or more countries may cause volatility or a decline in another country. Moreover, the relevant economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Additional Risk Factors if the Underlying Benchmark is ETF Shares or an Index or Basket that includes ETF Shares

The Value of Underlying ETF Shares May Not Completely Track the Value of the Shares in Which the ETF Invests

If the underlying benchmark is ETF shares or a basket that includes ETF shares, you should be aware that, although the trading characteristics and valuations of the ETF shares will usually mirror the characteristics and valuations of the shares in which that ETF invests, the value of the ETF shares may not completely track the value of the shares in which that ETF invests. The ETF shares will reflect transaction costs and fees that the shares in which the ETF invests do not have.

Notes the Underlying Benchmark of Which Is ETF Shares May Be Subject to Currency Exchange Rate Risk

If the underlying benchmark is shares of an ETF that invests in non-U.S. markets or a basket that includes shares of an ETF that invests in non-U.S. markets, the trading price of the stocks in which the ETF invests generally will reflect the U.S. dollar value of those stocks. Therefore, holders of notes the underlying benchmark of which is shares of an ETF that invests in non-U.S. markets or a basket that includes shares of an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such stocks trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each stock in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the stocks in which an ETF invests will be adversely affected and the value of the Notes or the amount you receive at maturity may decrease.

ETF Shares Linked to Non-U.S. Companies and Notes Based Upon such ETF Shares Will Be Affected by Conditions in the Markets Where Shares of those Non-U.S. Companies Principally Trade

Investments in securities linked to the value of equity securities of non-U.S. companies involve certain risks. Where the shares of a company in which the ETF invests principally trade on a non-U.S. market, that market may be more volatile than U.S. markets. Also, there is generally less publicly available information about non-U.S. companies than U.S. companies, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies.

In addition, securities prices of companies located in emerging markets, or whose principal operations are located in emerging markets, are subject to political, economic, financial and social factors that apply in emerging markets. These factors, which could negatively affect the value of such securities, include the possibility of recent or future changes in local or national economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or to investments in equity securities of companies located, or whose principal operations are located, in emerging markets. Specifically, political and/or legal developments in emerging markets could include forced divestiture of assets; restrictions on production, imports and exports; war or other international conflicts; civil unrest and local security concerns that threaten the safe operation of company facilities; price controls; tax increases and other retroactive tax claims; expropriation of property; cancellation of contract rights; and environmental regulations. Moreover, the economy of emerging nations may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

The Amount You Receive at Maturity May Be Reduced Under Some Circumstances if the ETF Shares are Diluted Because this Amount Will Not Be Adjusted for All Events that Dilute the ETF Shares

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If the underlying benchmark is ETF shares or a basket that includes ETF shares, the level of the ETF shares may be subject to adjustment for a number of events. You should refer to the section “Description of the Notes — Dilution Adjustments if the Underlying Benchmark is ETF Shares” in this product supplement. The level of the ETF shares will not be adjusted for other events that may adversely affect the level of the underlying benchmark. Because of the relationship of the note return amount that you receive at maturity, if any, to the level of the ETF shares, these other events may reduce the note return amount, if any.

Additional Risk Factors if the Underlying Benchmark is a Currency or an Index or Basket that includes Currencies

The Value of Any Currency May Be Highly Volatile and May be Affected by Complex Political and Economic Factors

The value of any currency may be highly volatile and may be affected by complex political and economic factors. The value any currency relative to another currency, as measured by the relevant exchange rate, is at any moment a result of the supply and demand for the relevant currencies, and changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the relevant countries, as well as economic and political developments in other countries. Of particular importance are the relative rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by countries which are important to international trade and finance.

Foreign Exchange Rates Could be Affected by the Actions of the Relevant Sovereign Governments

Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of many nations are permitted to fluctuate in value relative to other currencies. However, governments sometimes do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, if the underlying benchmark is a currency or an index or basket that includes currencies, a special risk in purchasing the Notes is that their liquidity, trading price on the secondary market, if any, and amounts payable could be affected by the actions of sovereign governments that could change or interfere with theretofore freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the basket currencies.

Additional Risk Factors if the Underlying Benchmark is a Commodity or an Index or Basket that includes Commodities

  Prices of Commodities May Be Highly Volatile

Prices of commodities may be highly volatile and may be affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the main commodities are generally quoted), interest rates and commodity borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Commodities prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of commodities by the official sector, including central banks and other governmental agencies and multilateral institutions which hold commodities, levels of commodities production and production costs, and short-term changes in supply and demand because of trading activities in the relevant commodity market.

Higher Future Prices of the Futures Contracts Included in the Underlying Benchmark Relative to Their Current Prices May Decrease Your Return on the Notes

Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts included in the underlying benchmark approach expiration, they are replaced by futures contracts that have a later expiration. Thus, for example, a futures contract purchased and held in December may specify a February expiration. As time passes, the contract expiring in February is replaced by a contract for delivery in March. This

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process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the February contract would take place at a price that is higher than the price of the March contract, thereby creating a positive “roll yield,” without necessarily being indicative of the performance of the contracts. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the underlying index and, accordingly, decrease your return on the notes.

The Notes Will Not Be Regulated by the Commodity Futures Trading Commission

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator. Because the notes are not interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

Additional Risk Factors if the Underlying Benchmark is a Basket

Baskets Comprising the Underlying Benchmark

If the underlying benchmark is a basket, any of the risk factors which are applicable if the underlying benchmark is ETF shares, commodities, currencies, or indices are also applicable with respect to any of the ETF shares, commodities, currencies or indices that are included in a basket.

The Use of a Basket Instead of a Single Underlying Benchmark May Lower the Return on the Notes

Because the value of a basket will be based on the weighted value of each of the basket components, a significant increase in the value of one basket component but not the other may be substantially or entirely offset by a decrease in the value of the other basket component during the term of the notes.

Risks Associated to a Non-Diversified Investment

Because the notes may be linked to changes in the values of a limited number of instruments, the underlying basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. A purchase of such notes may carry risks similar to a concentrated investment in a limited number of industries or sectors.

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DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus supplement and prospectus. If any specific information regarding the Notes in this product supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus supplement and prospectus, you should rely on the information in this product supplement.

The offering summary applicable to a particular series of Notes will contain the specific information and terms for that offering. If any information in the applicable offering summary is inconsistent with this product supplement, you should rely on the information in the offering summary. The final terms set forth in a pricing supplement will supersede the preliminary terms set forth in the related offering summary. The applicable offering summary as superseded after pricing by the related pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement and prospectus. It is important for you to consider the information contained in the accompanying prospectus and prospectus supplement, this product supplement and the applicable offering summary as superseded after pricing by the related pricing supplement in making your investment decision. We refer to the offering summary and the pricing supplement, together, as the “Supplements”.

General

Subject to the credit risk of Citigroup Inc., at maturity you will receive a payment equal to the principal amount of your Notes plus any Note Return Amount or accrued and unpaid interest or coupon. The Notes may pay periodic interest or coupon. The Note Return Amount or the periodic interest or coupon, as applicable, will be linked to one or more Underlying Benchmarks. For a description of certain Underlying Benchmarks to which the Notes may be linked, see “Annex A—Underlying Benchmarks” to this product supplement. For purposes of the applicable Supplements the term Underlying Benchmark used in this product supplement may mean the Underlying ETF Shares, the Underlying Commodity, the Underlying Currency, the Underlying Index, the Underlying Rate, the Underlying Basket or any other term used in the applicable Supplements to refer to the relevant Underlying Benchmark. The Underlying Benchmark may be expressed by a price, value, rate, level or any other objective measures as specified in the applicable Supplements.

The Notes may be callable by us in our discretion or may be subject to mandatory call. The applicable Supplements relating to any series of Notes will describe, among others, the following: the Maturity Date of the Notes; the formula or methodology to be applied to the relevant Underlying Benchmark to determine any Note Return Amount; the formula or methodology to be applied to the relevant Underlying Benchmark to determine the periodic interest or coupon; the dates from which any interest will accrue or any coupon will be calculated and the interest payment dates or coupon payment dates and any related record dates; any call option by us in our discretion or any mandatory call; certain information regarding the Underlying Benchmark; a discussion of certain United States federal tax considerations; a plan of distribution; and any other terms of such Notes.

Each issuance of the Notes by Citigroup Funding Inc. (“Citigroup Funding”) will be a series of unsecured senior debt securities, with any payments due on the Notes fully and unconditionally guaranteed by Citigroup Inc. The Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and, as a result of the guarantee, any payments due on the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Inc. The Notes will mature on the date indicated in the applicable pricing supplement. All payments on the Notes, including the repayment of principal, are subject to the credit risk of Citigroup Inc.

The aggregate principal amount of each series of Notes will be set forth in the applicable pricing supplement. Unless otherwise specified in the applicable Supplements, each Note will represent a principal amount of U.S.$1,000. You will be able to transfer the Notes only in units of U.S.$1,000 and integral multiples of U.S.$1,000. You will not have the right to receive physical certificates evidencing your ownership of the Notes except under limited circumstances. Instead, we will issue the Notes in the form of a global certificate, which will be held by the Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Notes through the accounts that these systems maintain with

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DTC. You should refer to the section “Description of the Notes—Book-Entry System” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry Procedures and Settlement” in the accompanying prospectus.

Reference is made to the accompanying prospectus supplement and prospectus for a detailed summary of additional provisions of the Notes and of the senior debt indenture under which the Notes will be issued.

Note Return Amount

Subject to the credit risk of Citigroup Inc., in addition to the principal amount of your Notes, at maturity you may be entitled to receive a Note Return Amount, which may be positive or zero. The Note Return Amount payable at maturity, if any, will be calculated by using a formula or methodology applied to the Underlying Benchmark, as described in the applicable Supplements.

Interest or Coupon Payments

The Notes may pay periodic interest or coupon based on a fixed rate, variable rate, floating rate or indexed rate or any combination thereof. Any of such rates may be adjusted by applying a specific spread. Any variable rate, floating rate or indexed rate will be calculated by using a formula or methodology to be applied to the relevant Underlying Benchmark, as described in the applicable Supplements. Unless otherwise specified in the applicable Supplements, the periodic interest or coupon will not be compounded.

Payment at Maturity

Subject to the credit risk of Citigroup Inc., at maturity, you will receive for each Note you hold an amount in cash equal to the principal amount of the Note plus any accrued and unpaid interest or coupon or any Note Return Amount, as applicable.

Call at the Option of Citigroup Funding or Mandatory Call

The Notes may be callable by us in our discretion or may be subject to a mandatory call. If the applicable Supplements provide for early call of the notes at our option or for mandatory call, such Supplements will set forth the dates on which the Notes may be called, the terms of the mandatory call, if applicable, the details of the notice of call that we will provide to you and the call price you will be entitled to receive, provided that such call price will be at least equal to the principal amount of your Notes plus any accrued and unpaid interest or coupon.

Redemption at the Option of the Holder; Defeasance

The Notes are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance.”

Events of Default and Acceleration

In case an Event of Default (as defined in the accompanying prospectus) with respect to any Note shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Notes will be determined by the Calculation Agent and will equal, for each Note, the payment at maturity, calculated as though the maturity of the Notes were the date of early repayment. See “—Payment at Maturity” above. If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup Inc., the claim of the beneficial owner of a Note will be capped at the maturity payment, calculated as though the maturity date of the Notes were the date of the commencement of the proceeding, plus an additional amount of coupon accrued on the principal amount of the Note at the per annum rate applicable to the Note up to the date of the commencement of the proceeding.

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Paying Agent and Trustee and CUSIP

Citibank, N.A. will serve as paying agent and registrar for the Notes and will also hold the global security representing the Notes as custodian for DTC. The Bank of New York Mellon, as successor trustee under an indenture dated as of June 1, 2005, will serve as trustee for the Notes.

The CUSIP number for each series of Notes will be set forth in the applicable pricing supplement.

Calculation Agent

The Calculation Agent for a particular series of the Notes will be an affiliate of ours. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Citigroup Funding, Citigroup Inc. and the holders of the Notes. The Calculation Agent is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

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PROVISIONS RELATING TO THE UNDERLYING BENCHMARK

Unless otherwise specified in the applicable Supplements, the Closing Value, Closing Price, Exchange Rate or Rate of the Underlying Benchmark, as applicable, on any date of determination, will be as follows:

(1)	if the Underlying Benchmark is ETF shares, or a basket that includes ETF shares (or any other security for which a Closing Price must be determined upon a dilution adjustment), the Closing Price of the shares will be (a) if the security is listed on a national securities exchange on that date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price on that date on the principal national securities exchange on which the security is listed or admitted to trading, or (b) if the security is not listed on a national securities exchange on that date of determination, or if the closing sale price or last reported sale price on such exchange is not obtainable (even if the security is listed or admitted to trading on such exchange), any last reported bid price for the security of the principal trading session on the over-the-counter market on that date as reported on the OTC Bulletin Board, the National Quotation Bureau or a similar organization. If no closing sale price or last reported sale price is available on a date of determination pursuant to clauses (a) or (b) above or if there is a Market Disruption Event, the Closing Price of the shares for that date, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the bid prices of the security obtained from as many dealers in such security (which may include Citigroup Global Markets Inc. or any of our other affiliates or subsidiaries), but not exceeding three such dealers, as will make such bid prices available to the Calculation Agent. The term “OTC Bulletin Board” will include any successor to such service. The determination of the Closing Price of the shares by the Calculation Agent upon the occurrence of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Trading Days on which a Market Disruption Event is occurring, but not past the Trading Day immediately prior to the Maturity Date; or

(2)	if the Underlying Benchmark is an index or a basket that includes an index, the Closing Value of the index will be the Closing Value of the index as published by the Index Publisher (subject to the terms described under “—Discontinuance of an Underlying Index ” and “—Alteration of Method of Calculation of an Underlying Index ” below). If the Closing Value of the index is not available on a date of determination or if there is a Market Disruption Event, the Closing Value of the index for that date, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the value of the index obtained from as many dealers in equity securities, commodities, contracts or currencies, as applicable (which may include Citigroup Global Markets Inc. or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the Calculation Agent. The determination of the Closing Value of the index by the Calculation Agent upon the occurrence of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Underlying Index Business Days on which a Market Disruption Event is occurring, but not past the Underlying Index Business Day immediately prior to the Maturity Date; or

(3)	if the Underlying Benchmark is a commodity or a basket that includes a commodity, the Closing Price of the commodity will be the Closing Price on that date as published by the Commodity Publisher. If the Closing Price of any relevant commodity is not available on a date of determination or if there is a Market Disruption Event, the Closing Price of such commodity for that date, unless deferred by the Calculation Agent as described below, will be the arithmetic mean, as determined by the Calculation Agent, of the price of the relevant commodity obtained from as many dealers in commodities, as applicable (which may include Citigroup Global Markets Inc. or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the Calculation Agent. The determination of the Closing Price of the commodity by the Calculation Agent upon the occurrence of a Market Disruption Event may be deferred by the Calculation Agent for up to five consecutive Underlying Commodity Business Days on which a Market Disruption Event is occurring, but not past the Underlying Commodity Business Day immediately prior to the Maturity Date; or

(4)

if the Underlying Benchmark is a currency or a basket that includes a currency, the currency Exchange Rate will be the Exchange Rate on that date as published by the Currency Publisher. If the Exchange Rate of any relevant currency is not available on a date of determination, the Exchange Rate of such currency for

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that date will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at the relevant time for the purchase or sale for Notes in the relevant currency by the London offices of three leading banks engaged in the interbank market (selected by the Calculation Agent after consultation with Citigroup Funding) (the “reference banks”). If fewer than three reference banks provide those spot quotations, then the relevant currency Exchange Rate will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent from two leading commercial banks in New York (selected by the Calculation Agent after consultation with Citigroup Funding), for the purchase or sale for Notes in the relevant currency. If these spot quotations are available from only one bank, then the Calculation Agent, in its sole discretion, will determine if such quotation is reasonable. If no spot quotation is available, then the relevant currency Exchange Rate will be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances;

(5)	if the Underlying Benchmark is an interest rate or a basket that includes an interest rate, the Rate will be the rate on that date as published by the interest rate publisher. If any relevant Rate is not available on a date of determination, then the Calculation Agent will request five major reference banks, selected by the Calculation Agent, to provide such bank’s offered quotation in an amount that is representative of a single transaction in that market at that time and for the relevant term on such Business Day. If at least two such quotations are so provided, the Rate will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then the Rate will be the rate as published by the interest rate publisher on the immediately preceding Business Day; or

(6)	if the Underlying Benchmark is a basket, the Closing Value of the basket will equal the sum of the weighted Closing Value, Closing Price, or Exchange Rate, as applicable, of each of the ETF shares, indices, commodities and currencies that are comprised in the basket, as determined according to the above provisions, provided that the determination of the Closing Value of the basket by the Calculation Agent upon the occurrence of a Market Disruption Event relating to any of the basket components may be deferred by the Calculation Agent for up to five consecutive Underlying Basket Business Days on which a Market Disruption Event is occurring, but not past the Underlying Basket Business Day immediately prior to the Maturity Date.

Unless otherwise specified in the applicable Supplements, a Trading Day, an Underlying Index Business Day, an Underlying Commodity Business Day, an Underlying Currency Business Day, a London Business Day, or an Underlying Basket Business Day, as applicable, and will be as follows:

(1)	if the Underlying Benchmark ETF shares, or a basket that includes ETF shares, a Trading Day will be a day, as determined by the Calculation Agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange, NYSE Amex Equities, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security; or

(2)	if the Underlying Benchmark is an index or a basket that includes an index, a day, as determined by the Calculation Agent, an Underlying Index Business Day will be a day on which the underlying index or any successor index is calculated and published and on which stocks, commodities, currencies or derivative contracts relating to such stocks, commodities or currencies, as applicable, comprising more than 80% of the value of the underlying index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the Closing Value of the underlying index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us, Citigroup Inc. and the beneficial owners of the Notes, absent manifest error; or

(3)	if the Underlying Benchmark is a commodity, a currency, or a basket that includes a commodity or a currency, the definition of Underlying Commodity Business Day or Underlying Currency Business Day in relation to any relevant commodity or currency will be set forth in the applicable supplements;

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(4)	if the Underlying Benchmark is an interest rate, a London Business Day means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(5)	if the Underlying Benchmark is a basket, an Underlying Basket Business Day will be a day that is a Trading Day, an Underlying Index Business Day, an Underlying Commodity Business Day, an Underlying Currency Business Day, a London Business Day, as applicable, with respect to each of the ETF shares, indices, commodities, currencies or interest rates that are included in the basket, as determined according to the provisions above.

A “Business Day” means any day that is not a Saturday, a Sunday or a day on which the securities exchanges or banking institutions or trust companies in New York City are authorized or obligated by law or executive order to close.

  Unless otherwise specified in the applicable Supplements, a “Market Disruption Event” means:

(1)	if the Underlying Benchmark is ETF shares or a basket that includes ETF shares, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of if the Underlying Benchmark is ETF shares, stocks which then comprise 20% or more of the value of the assets underlying the ETF; if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material. For purposes of determining whether a Market Disruption Event exists at any time, if trading in a security included in the assets underlying the ETF is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the assets underlying the ETF will be based on a comparison of the portion of the value of assets underlying the ETF attributable to that security relative to the overall value of the assets underlying the ETF, in each case immediately before that suspension or limitation; or

(2)	if the Underlying Benchmark is an index or a basket that includes an index, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks, commodities, currencies or derivative contracts relating to such stocks, commodities or currencies, as applicable, which then comprise 20% or more of the value of the underlying index or any successor index, (b) any options contracts or futures contracts, or any options on such futures contracts relating to the underlying index or any successor index, or (c) any options contracts or futures contracts relating to stocks, commodities, currencies, or derivative contracts relating to such stocks, commodities or currencies, as applicable, which then comprise 20% or more of the value of the underlying index or any successor index on any exchange or market if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material. For purposes of determining whether a Market Disruption Event exists at any time, if trading in a stock, commodity, currency, or derivative contract relating to such stock, commodity or currency, as applicable, included in the underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution to the value of the underlying index will be based on a comparison of the portion of the value of the underlying index attributable to that stock, commodity, currency, or derivative contract relating to such stock, commodity or currency, as applicable, relative to the overall value of the underlying index, in each case immediately before that suspension or limitation; or

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(3)	if the Underlying Benchmark is a commodity or a basket that includes a commodity, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) the underlying commodity or (b) any options contracts or futures contracts relating to the underlying commodity or any options on such futures contracts on any exchange or market, if, in each case, in the determination of the Calculation Agent, any such suspension, limitation or unavailability is material; or

(4)	if the Underlying Benchmark is a basket, as determined by the Calculation Agent in its sole discretion, the occurrence or existence of a Market Disruption Event related to ETF shares, indices or commodities comprising the Basket, as determined according to the provisions above.

Delisting or Suspension of Trading in the ETF Shares; Termination of the Index to which the ETF is Linked

If the Underlying Benchmark is ETF shares or a Basket that includes ETF shares and the ETF shares are delisted from, or trading of the shares is suspended on, the relevant stock exchange and a major U.S. exchange or market lists or approves for trading successor or substitute securities that the Calculation Agent determines, in its sole discretion to be comparable to the ETF shares (any such securities, “Successor Shares”), the value of such Successor Shares will be substituted for all purposes, including but not limited to determining the Closing Price of the ETF shares. Upon any selection by the Calculation Agent of Successor Shares, the Calculation Agent will cause notice thereof to be furnished to the registered holders of the Notes.

If the ETF shares are delisted from, or trading of the ETF shares is suspended on, the relevant stock exchange and Successor Shares that the Calculation Agent determines to be comparable to the ETF shares are not listed or approved for trading on a major U.S. exchange or market, a successor or substitute security will be selected by the Calculation Agent, in its sole discretion, and the value of such successor or substitute security, as determined by the Calculation Agent in its sole discretion, will be substituted for all purposes. Upon any selection by the Calculation Agent of successor or substitute securities, the Calculation Agent will cause notice thereof to be furnished to the registered holders of the Notes.

If the index to which the ETF shares are linked is liquidated or otherwise terminated (a “Termination Event”), the Closing Price of the ETF shares on each Trading Day from the date of the Termination Event up to and including the final date of calculation will be determined by the Calculation Agent, in its sole discretion, and will be a fraction of the Closing Value of the index to which the ETF is linked (or any successor index, as defined below) on such Trading Day (taking into account any material changes in the method of calculating the index following such Termination Event) equal to that part of the Closing Value of the index represented by the Closing Price of the ETF shares on the Trading Day prior to the occurrence of such Termination Event on which a Closing Price of the ETF shares was available. The Calculation Agent will cause notice of the Termination Event and calculation of the Closing Price of the ETF shares as described above to be furnished to registered holders of the Notes.

If a Termination Event has occurred, the provisions under “Discontinuance of an Underlying Index” and “Alteration of Method of Calculation of an Underlying Index” below are applicable to the index to which the ETF is linked, provided that the Calculation Agent will determine the Closing Price of the ETF shares as described above.

Discontinuance of an Underlying Index

If the Underlying Benchmark is an index or ETF shares linked to an index or a basket that includes an index and the Index Publisher discontinues publication of such underlying index or if it or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the underlying index, then the value of the underlying index will be determined by reference to the value of that successor or substitute index, which we refer to as a “successor index.”

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Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause notice to be furnished to the registered holders of the Notes.

If the Index Publisher discontinues publication of the underlying index and a successor index is not selected by the Calculation Agent or is no longer published on the date of determination of the value of the underlying index, the value to be substituted for the underlying index for that date will be a value computed by the Calculation Agent for that date in accordance with the procedures last used to calculate the underlying index prior to such discontinuance.

If the Index Publisher discontinues publication of the underlying index prior to the determination of the amount payable at maturity and the Calculation Agent determines that no successor index is available at that time, then on each Trading Day until the earlier to occur of (a) the determination of the amount payable at maturity and (b) a determination by the Calculation Agent that a successor index is available, the Calculation Agent will determine the value that is to be used in determining the value of the underlying index as described in the preceding paragraph. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the secondary market, if any, in the Notes.

If a successor index is selected or the Calculation Agent calculates a value as a substitute for the underlying index as described above, the successor index or value will be substituted for the underlying index for all purposes, including for purposes of determining whether a Trading Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index may adversely affect the Notes in the secondary market.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on us, your broker and the beneficial owners of the Notes, absent manifest error.

Alteration of Method of Calculation of an Underlying Index

If the Underlying Benchmark is an index or ETF shares linked to an index or a basket that includes an index and at any time the method of calculating the underlying index or any successor index is changed in any material respect, or if the underlying index or any successor index is in any other way modified so that the value of the underlying index or the successor index does not, in the opinion of the Calculation Agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of an index comparable to the underlying index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the underlying index or any successor index. Accordingly, if the method of calculating the underlying index or any successor index is modified so that the value of the underlying index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

Dilution Adjustments

If the Underlying Benchmark is ETF shares, any required value of the ETF shares will be subject to adjustment from time to time in certain situations. Any of these adjustments could have an impact on the amount to be paid by Citigroup Funding to you. The Calculation Agent, will be responsible for the effectuation and calculation of any adjustment described herein and will furnish the trustee with notice of any adjustment.

If the ETF, after the date on which the relevant series of Notes are priced for initial sale to the public:

(1) pays a share dividend or makes a distribution with respect to the ETF shares in the form of ETF shares (excluding any share dividend or distribution for which the number of ETF shares paid or distributed is based on a fixed cash equivalent value),

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(2) subdivides or splits its outstanding ETF shares into a greater number of shares,

(3) combines its outstanding ETF shares into a smaller number of shares, or

(4) issues by reclassification of the ETF shares other shares,

then, in each of these cases, such required value of the ETF shares will be multiplied by a dilution adjustment equal to a fraction, the numerator of which will be the number of shares of ETF shares outstanding immediately after the event, plus, in the case of a reclassification referred to in (4) above, the number of shares of other common stock, and the denominator of which will be the number of ETF shares outstanding immediately before the event.

Each dilution adjustment will be effected as follows:

•

in the case of any dividend, distribution or issuance, at the opening of business of the Business Day next following the record date for determination of the holders of the ETF shares entitled to receive this dividend, distribution or issuance or, if the announcement of this dividend, distribution, or issuance is after this record date, at the time this dividend, distribution or issuance was announced by the ETF, and

•	in the case of any subdivision, split, combination or reclassification, on the effective date of the transaction.

All dilution adjustments will be rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next lower 1/10,000th. No adjustment any required value of the ETF shares will be required unless the adjustment would require an increase or decrease of at least one percent therein, provided however, that any adjustments which by reason of this sentence are not required to be made will be carried forward (on a percentage basis) and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution, issuance or repurchase requiring an adjustment as described herein is subsequently canceled by the ETF, or this dividend, distribution, issuance or repurchase fails to receive requisite approvals or fails to occur for any other reason, then, upon the cancellation, failure of approval or failure to occur, then such required value of the ETF shares will be further adjustment to the value that would then have been in effect had adjustment for the event not been made.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a summary of the material United States federal income tax considerations that may be relevant to a holder of a Note. The summary is based on:

• laws;

• regulations;

• rulings; and

• decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with holders that will hold Notes as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of Notes. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including, without limitation:

• banks or other financial institutions;

• tax-exempt entities;

• insurance companies;

• regulated investment companies;

• common trust funds;

• entities that are treated for United States federal income tax purposes as partnerships or other passthrough entities;

• controlled foreign corporations;

• dealers in securities or currencies;

• traders in securities that elect mark to market;

• persons that will hold Notes as a part of an integrated investment, including a straddle, a synthetic security or hedge or a conversion transaction, comprised of a Note and one or more other positions; or

• United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of Notes, including any indexed Notes, dual currency Notes, Notes that are variable rate debt instruments or Notes providing for contingent payments, will be provided in the applicable Supplements. Purchasers of such Notes should carefully examine the applicable Supplements and should consult with their tax advisors with respect to those Notes.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this product supplement, the term United States holder means:

• a citizen or resident of the United States;

• a corporation or other entity treated as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

• an estate, if United States federal income taxation is applicable to the income of such estate regardless of its source; or

• a trust, if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

As used in this summary, the term “non-United States holder” means a holder who is not a United States holder and the term “United States” means the United States of America, including the fifty states and the District of Columbia, but excluding its territories and possessions.

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United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.

If such payments of interest are made relating to a Note that is denominated in a foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. No foreign currency gain or loss will be realized with respect to the receipt of such payment (other than any exchange gain or loss realized on the disposition of the foreign currency so received). A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

• the average exchange rate in effect during the interest accrual period, or portion thereof within the holder’s taxable year; or

• at the holder’s election, at the spot rate of exchange on (1) the last day of the interest accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if that date is within five business days of the last day of the interest accrual period.

Such an election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency Note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as U.S. source ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the Notes.

Purchase, Sale and Retirement of Notes

A United States holder’s tax basis in a Note generally will equal the cost of that Note to such holder

(1) increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below) and

(2) reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on the Note.

In the case of a foreign currency Note, the cost of the Note to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a foreign currency Note that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of the Note by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency Note in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Notes Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of the specified currency to purchase a foreign currency Note generally will not result in taxable gain or loss for a United States holder.

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Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a Note, a United States holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (2) the United States holder’s adjusted tax basis in the Note. If a United States holder receives a specified currency other than the U.S. dollar in respect of the disposition of a Note, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the Note.

In the case of a foreign currency Note that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of that disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (1) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting and (2) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless the holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency Notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss, market discount and short-term Notes, gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a Note will generally be long term capital gain or loss if the United States holder’s holding period for the Note exceeded one year at the time of such disposition. The deduction of capital losses is subject to limitations.

Gain or loss recognized by a United States holder on the sale, exchange, retirement or other taxable disposition of a foreign currency Note generally will be treated as U.S. source ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held the Note.

Original Issue Discount

In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes. Such Notes are called OID Notes in this product supplement. United States holders generally must include accrued OID in gross income over the term of the OID Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID Note in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the Note exceeds its issue price by more than a de minimis amount equal to 0.25% of the Note’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a Note has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a Note is the first price at which a substantial amount of Notes is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is the sum of all payments due under the Note, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID Note at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID Note will be the sum of the daily portions of OID for each day during that taxable year or any portion of the taxable year in which such a United States holder held the OID Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID Note. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (1) the product of the OID Note’s adjusted issue price at the beginning of the accrual period multiplied by its yield to maturity (as adjusted to take into

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account the length of the accrual period), less (2) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID Note at the beginning of any accrual period will equal the issue price of the OID Note, as defined above, (1) increased by previously accrued OID from prior accrual periods, and (2) reduced by any payment made on the Note, other than payments of qualified stated interest, on or before the first day of the accrual period.

All payments on an OID Note, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal.

Foreign Currency Notes.  In the case of an OID Note that is also a foreign currency Note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by

• calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above and

• translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of the accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within the accrual period if the accrual period spans more than one taxable year, or (2) on the date of receipt, if that date is within five business days of the last day of the accrual period.

Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID Note, a United States holder will recognize ordinary income or loss measured by the difference between (1) the amount received and (2) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID Note. The amount accrued will be determined by using the rate of exchange applicable to such previous accrual.

Acquisition Premium. A United States holder that purchases an OID Note for an amount less than or equal to the remaining redemption amount, but in excess of the OID Note’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of this fraction is the excess of the United States holder’s adjusted tax basis in the OID Note immediately after its purchase over the OID Note’s adjusted issue price. The denominator of the fraction is the excess of the remaining redemption amount over the OID Note’s adjusted issue price. For purposes of this product supplement,

• “acquisition premium” means the excess of the purchase price paid by a United States holder for an OID Note over the OID Note’s adjusted issue price; and

• “remaining redemption amount” means the sum of all amounts payable on an OID Note after the purchase date other than payments of qualified stated interest.

The Notes may have special redemption, repayment or interest rate reset features, as indicated in the applicable Supplements. Notes containing such features, in particular OID Notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of Notes with such features should carefully examine the applicable Supplements and should consult their tax advisors relating to such Notes.

Market Discount

If a United States holder purchases a Note, other than a short-term Note, for an amount that is less than the Note’s stated redemption price at maturity or, in the case of an OID Note, for an amount that is less than the Note’s revised issue price, i.e., the Note’s issue price increased by the amount of accrued OID, the Note will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the sale, exchange, retirement or other taxable disposition of Notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such United States holder.

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Alternatively, the United States holder may elect to include market discount in income currently over the life of the Note. Such an election will apply to market discount Notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the Note.

Market discount on a foreign currency Note will be accrued by a United States holder in the foreign currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the Note is disposed of by the United States holder. Any accrued market discount on a foreign currency Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.

Short-Term Notes

The rules set forth above also will generally apply to Notes having maturities of not more than one year from the date of issuance. Those Notes are called short-term Notes in this product supplement. Certain modifications apply to these general rules.

First, none of the interest on a short-term Note is treated as qualified stated interest. Instead, interest on a short-term Note is treated as part of the short-term Note’s stated redemption price at maturity, thereby giving rise to OID. Thus, all short-term Notes will be OID Notes. OID will be treated as accruing on a short-term Note ratably, or at the election of a United States holder, under a constant yield method.

Second, a United States holder of a short-term Note that uses the cash method of tax accounting will generally not be required to include OID in respect of the short-term Note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the holder’s accrued OID on the Note, and as short-term capital gain to the extent the gain exceeds accrued OID. A United States holder of a short-term Note using the cash method of tax accounting may, however, elect to accrue OID into income on a current basis. In such case, the limitation on the deductibility of interest described above will not apply. A United States holder using the accrual method of tax accounting generally will be required to include OID on a short-term Note in income on a current basis. Third, any United States holder of a short-term Note, whether using the cash or accrual method of tax accounting, can elect to accrue the acquisition discount, if any, on the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Note’s stated redemption price at maturity over the holder’s purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

As described above, the Notes may have special redemption features. These features may affect the determination of whether a Note has a maturity of not more than one year and thus is a short-term Note. Purchasers of Notes with such features should carefully examine the applicable Supplements and should consult their tax advisors in relation to such features.

Notes Purchased at a Premium

A United States holder that purchases a Note for an amount in excess of the remaining redemption amount will be considered to have purchased the Note at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the Note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the beginning of the first taxable year to which the election applies. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such

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premium must reduce its tax basis in a Note by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the Note matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the Note to maturity will generally be required to treat the premium as capital loss when the Note matures. The deduction of capital losses is subject to limitations.

Amortizable bond premium in respect of a foreign currency Note will be computed in the specified currency and will reduce interest income in the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such Note based on the difference between (1) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Note and (2) the spot rate of exchange on the date on which the United States holder acquired the Note. See “Original Issue Discount — Acquisition Premium” above for a discussion of the treatment of a Note purchased for an amount less than or equal to the remaining redemption amount but in excess of the Note’s adjusted issue price.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of Notes. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of the Notes.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability, or such holder may be eligible to a refund, provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law:

• withholding of United States federal income tax will not apply to a payment on a Note to a non-United States holder, provided that,

(1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup Funding entitled to vote and is not a controlled foreign corporation related to Citigroup Funding through stock ownership;

(2) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements; and

• withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a Note by a non-United States holder.

Despite the above, if a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States holder maintains a permanent establishment within the United States) and the interest on the Notes is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States holder were a United States holder. In addition, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may also be subject to a 30% (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

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Any gain realized on the disposition of a Note generally will not be subject to United States federal income tax unless:

• that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States holder within the United States); or

• the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a Note to a non-United States holder, or to proceeds from the disposition of a Note by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup Funding nor its paying agent has actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the amounts of payments made on a Note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

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PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

The terms and conditions set forth in the Global Selling Agency Agreement dated April 20, 2006, as amended, among Citigroup Funding, Citigroup Inc. and the agents named therein, including Citigroup Global Markets Inc., govern the sale and purchase of the Notes.

The Notes will not be listed on any exchange.

In order to hedge its obligations under the Notes, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. You should refer to the section “Risk Factor Relating to the Notes—The Price at Which You Will be Able to Sell Your Notes Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest” in this product supplement, “Risk Factors—Citigroup Funding’s Hedging Activity Could Result in a Conflict of Interest” in the accompanying prospectus supplement and the section “Use of Proceeds and Hedging” in the accompanying prospectus.

Citigroup Global Markets Inc. is an affiliate of Citigroup Funding. Accordingly, the offering will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.

Client accounts over which Citigroup Inc., its subsidiaries, or affiliates of its subsidiaries have investment discretion are not permitted to purchase the Notes, either directly or indirectly, without the prior written consent of the client.

ERISA MATTERS

Each purchaser of the Notes or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Notes through and including the date of disposition of such Notes that either:

(a)	it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of C.F.R. 2510.3-101 or otherwise, (iii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986,a s amended (the “Code”) (for example, individual retirement accounts, individual retirement annuities or Keogh plans), or (iv) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (such law, provisions and Section, collectively, a “Prohibited Transaction Provision” and (i), (ii), (iii) and (iv), collectively, “Plans”); or

(b)	if it is a Plan, either (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan’s assets used to purchase the Notes or renders investment advice with respect to those assets, and (ii) the Plan is paying no more than adequate consideration for the Notes or (B) its acquisition and holding of the Notes is not prohibited by a Prohibited Transaction Provision or is exempt therefrom.

The above representations and warranties are in lieu of the representations and warranties described in the section “ERISA Matters” in the accompanying prospectus supplement. Please also refer to the section “ERISA Matters” in the accompanying prospectus.

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ANNEX A—UNDERLYING BENCHMARKS

UNDERLYING INDEXES

Description of the S&P® 500 Index

General

Unless otherwise stated, we have derived all information regarding the S&P 500® Index provided in this product supplement, including its composition, method of calculation and changes in components, from Standard & Poor’s (“S&P”), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500® Index at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

The S&P 500® Index is published by S&P and is intended to provide a performance benchmark for the U.S. equity markets. S&P chooses companies for inclusion with an aim of achieving a distribution by broad industry groupings. The calculation of the value is based on the relative aggregate market value of the common stocks of 500 companies at a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The weighting and composition of the index components are updated periodically so that the S&P 500® Index reflects the performance of the U.S. equity markets.

S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company.

S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

THE S&P 500® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the S&P 500® Index

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500® Index. S&P’s criteria for selecting stocks for the S&P 500® Index were not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors and not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by governmental entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all S&P 500® component stocks relative to the S&P 500® Index’s base period of 1941-43 (the “base period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“index maintenance’).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

License Agreement

S&P and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain financial instruments, including the Notes.

The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this product supplement.

“The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. S&P’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P 500® Index, which is determined, composed and calculated by S&P without regard to Citigroup Funding, its affiliates or the Notes. S&P has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the Notes into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.”

All disclosures contained in this product supplement regarding the S&P 500® Index, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such information.

Description of the S&P® MidCap 400® Index

General

Unless otherwise stated, all information on the S&P MidCap 400® Index provided in this product supplement is derived from S&P or other publicly available sources. The S&P MidCap 400® Index is published by S&P and is intended to provide a performance benchmark for the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from U.S.$1.5 billion to U.S.$4.4 billion.

THE S&P MIDCAP 400® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the S&P MidCap 400® Index

The calculation of the value of the S&P MidCap 400® Index is based on the relative value of the aggregate S&P MidCap 400® Market Value of the common stocks of 400 companies (the “S&P MidCap 400 Component Stocks”) as of a particular time as compared to the aggregate average S&P MidCap 400® Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “S&P MidCap 400® Market Value” of any S&P MidCap 400® Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P MidCap 400® Component Stock. S&P chooses companies for inclusion in the S&P MidCap 400® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap 400® Index to achieve the objectives stated above. Relevant criteria employed by S&P include U.S. company status, market capitalization in the range of U.S.$1 billion to U.S.$4.4 billion, financial viability, a public float of at least 50%, adequate liquidity and reasonable price, sector representation and status as an operating company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the S&P MidCap 400® Market Value and trading activity of the common stock of that company.

The S&P MidCap 400® Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap 400® Index reflects the total S&P MidCap 400® Market Value of all 400 Component Stocks relative to the S&P MidCap 400® Index’s base period of June 28, 1991 (the “S&P MidCap 400® Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total S&P MidCap 400® Market Value of the S&P MidCap 400® Component Stocks during the S&P MidCap 400® Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap 400® Index is computed by dividing the total S&P MidCap 400 Market Value of the S&P MidCap 400® Component Stocks by a number called the S&P MidCap 400® Index Divisor. By itself, the S&P MidCap 400® Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap 400® Index, it is the only link to the original base period value of the S&P MidCap 400® Index. The S&P MidCap 400® Index Divisor keeps the S&P MidCap 400® Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap 400® Index (“S&P MidCap 400® Index Maintenance”).

Historically, the market value of any underlying stocks included in the S&P MidCap 400® Index was calculated as the product of the market price per share and the number of the then outstanding shares of that underlying stock. In March 2005, S&P began shifting the S&P MidCap 400® Index half way from a market capitalization weighted formula to a float-adjusted formula, before moving the S&P MidCap 400® Index to full float adjustment on September 16, 2005. S&P’s criteria for selecting stocks for the S&P MidCap 400® Index did not change by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P MidCap 400® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P MidCap 400® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Standard and Poor’s defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Shares held by mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares”, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

Maintenance of the S&P 500 MidCap 400® Index

S&P MidCap 400® Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P MidCap 400® Index from changing due to corporate actions, all corporate actions that affect the total S&P MidCap 400® Market Value of the S&P MidCap 400® Index require an S&P MidCap 400® Index Divisor adjustment. By adjusting the S&P MidCap 400® Index Divisor for the change in total S&P MidCap 400® Market Value, the value of the S&P MidCap 400® Index remains constant. This helps maintain the value of the S&P MidCap 400® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap 400® Index does not reflect the corporate actions of individual companies in the S&P MidCap 400® Index. All S&P MidCap 400® Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P MidCap 400® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap 400® Index and do not require S&P MidCap 400® Index Divisor adjustments.

The table below summarizes the types of S&P MidCap 400® Index maintenance adjustments and indicates whether or not an S&P MidCap 400® Index Divisor adjustment is required.

Type of Corporation Action	S&P Adjustment Factor	Divisor Adjustment Required

Stock split (i.e., 2x1)	Shares Outstanding times 2 Stock Price divided by 2	No

Share issuance (i.e., Change > 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., Change > 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company change	Add new company Market Value minus old company Market Value	Yes

Rights offering	Price of parent company minus Price of Rights (Right Ratio)	Yes

Spin-offs	Price of parent company minus Price of Spin-off Co. (Share Exchange Ratio)	Yes

Stock splits and stock dividends do not affect the S&P MidCap 400® Index Divisor of the S&P MidCap 400® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the S&P MidCap 400® Market Value of the S&P MidCap 400® Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-dividend date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap 400® Index Divisor has the effect of altering the S&P MidCap 400® Market Value of the S&P MidCap 400® Component Stock and consequently of altering the aggregate S&P MidCap 400® Market Value of the S&P MidCap 400® Component Stocks (the “Post-Event Aggregate S&P MidCap 400® Market Value”). In order that the level of the S&P MidCap 400® Index (the “Pre-Event S&P MidCap 400® Index Value”) not be affected by the altered S&P MidCap 400® Market Value (whether increase or decrease) of the affected S&P MidCap 400® Component Stock, a new S&P MidCap 400® Index Divisor (“S&P MidCap 400® New Divisor”) is derived as follows:

Post - Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post - Event Aggregate Market Value
Pre - Event Index Value

A large part of the S&P MidCap 400® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap 400® Index companies. Four times a year, on a Friday near the end of each calendar quarter, the share totals of companies in the S&P MidCap 400® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap 400® Index Divisor is adjusted to compensate for the net change in the total S&P MidCap 400® Market Value of the S&P MidCap 400® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P MidCap 400® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P MidCap 400® Index Divisor.

License Agreement

S&P and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain financial products, including the Notes.

The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this product supplement.

“The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. S&P’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P MidCap 400® Index, which is determined, composed and calculated by S&P without regard to Citigroup Funding, its affiliates or the Notes. S&P has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the Notes into consideration in determining, composing or calculating the S&P MidCap 400® Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P MIDCAP 400® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.”

All disclosures contained in this product supplement regarding the S&P MidCap 400® Index, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such information.

Description of the Russell 2000® Index

General

Unless otherwise stated, all information on the Russell 2000® Index provided in this product supplement is derived from Russell Investment Group (“Russell”) or publicly available sources. Such information reflects the policies of, and is subject to change by, Russell. Russell is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Russell 2000® Index at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the Russell 2000® Index. The Russell 2000® Index is published by Russell and is intended to provide a comprehensive and unbiased barometer of the investable small-cap segment of the U.S. equity universe. The Russell 2000® Index is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap equities. Since September 2004, eligible initial public offerings (“IPOs”) of stock have also been added to the Russell 2000® Index at the end of each calendar quarter in order to ensure new additions to the investing opportunity set are reflected in the index. The Russell 2000® Index includes the 2000 smallest securities, according to market capitalization, in the Russell 3000 Index.

As of May 31, 2011, the largest five sectors represented by the Russell 2000® Index were Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care. Real-time dissemination of the value of the Russell 2000® Index by Reuters began in December 1986.

THE RUSSELL 2000® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the Russell 2000® Index

Companies determined by Russell to be part of the U.S. equity market are eligible for inclusion in the Russell 2000® Index. If a company incorporates in, has a stated headquarters location in and also trades in the United States, the company is eligible for inclusion in the Russell 2000® Index. If any of the three criteria do not match, Russell then defines three home country indicators (“HCIs”): country of incorporation, country of headquarters and country of the most liquid exchange. After the HCIs are defined, Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches any of the HCIs, then the company is assigned to the country of its primary asset location. If there is not enough information to determine a company’s primary location of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assigns the company to the appropriate country in a similar fashion. Russell will use an average of two years of assets or revenues data for analysis to reduce potential turnover beginning in 2011. If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country in which its headquarters are located unless the country is on a list of countries considered by Russell to be “benefit driven incorporation” countries. In the latter case, the company is assigned to the country of its most liquid stock exchange. Only companies assigned to the United States through the foregoing analysis are eligible for inclusion in the Russell 2000® Index. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are excluded. American Depository Receipts, royalty trusts, limited liability companies, OTC companies, bulletin board companies, pink sheets, closed-end investment companies and limited partnerships are also ineligible for inclusion. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. Stocks must trade at or above $1.00 on their primary exchange on the last trading day of May each year to be eligible for inclusion in the Russell 2000® Index. If an existing member’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible for inclusion if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. If a stock falls below $1.00 intra-year, it will not be removed, but will be evaluated at the next reconstitution. In order to be included in the Russell 2000® Index’s annual reconstitution, a stock must be listed on the last trading day in May and Russell must have access to documentation verifying the company’s eligibility for inclusion. IPOs will be considered for inclusion quarterly.

The primary criteria used to determine the initial list of securities eligible for the Russell 2000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. Based on closing prices on the last trading day of May each year, Russell determines whether a company is large enough to be included in the Russell indices. Generally, as of the last Friday of June of each year, the Russell 2000® Index is adjusted to reflect the reconstitution market value for that year.

The following types of shares are considered available for the purposes of total shares outstanding determinations:

Common stock;

Non-restricted exchangeable shares (shares which may be exchanged any time, at the holder’s option, on a one-for-one basis for common stock; and

Partnership units/membership interests which represent an economic interest in a limited liability company or limited partnership.

A security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 2000® Index by their available (also called float-adjusted) market capitalization, which is calculated by multiplying the primary closing price by the available shares.

The following types of shares are removed from total market capitalization to arrive at free float or available capitalization. Adjustments are based on information recorded in SEC corporate filings or other reliable sources:

ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

Corporate cross-owned shares — when shares of a company in one of the Russell indices are held by another company also in one of the Russell indices. All shares in this class will be adjusted;

Large private and corporate shares — shares held by another listed company or private individuals, if the amount of shares so held is greater than 10% of outstanding shares but does not preclude institutional holdings by investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms;

Unlisted share classes — classes of common stock that are not traded on a U.S. exchange;

IPO lock-ups — shares locked up during an IPO that are not available to the public and will be excluded from the market value at the time the IPO enters the relevant Russell index; and

Government holdings:

Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Once the market capitalization for each security is determined using total shares and price (as described above), each security is placed in the appropriate Russell market capitalization-based index. The largest 4,000 securities become members of the Russell 3000E™ Index. The Russell 2000® Index is a subset of this index and generally includes the stock of companies 1001 through 3000 (based on descending total market capitalization) of the Russell 3000E™ Index.

Russell will make certain maintenance adjustments to the Russell 2000® Index based on corporate actions of included securities. A full description of all corporate action driven changes, including timing, to the Russell indices can be found on Russell’s website.

License Agreement

Russell and Citigroup Global Markets, an affiliate of Citigroup Funding, have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Russell in connection with certain financial products, including the Notes.

The license agreement between Russell and Citigroup Global Markets provides that the following language must be stated in this product supplement.

“The Notes are not sponsored, endorsed, sold or promoted by Russell Investment Group (“Russell”). Russell makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Citigroup Funding, its affiliates or the Notes. Russell has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the Notes into consideration in determining, composing or calculating the Russell 2000® Index. Russell is not responsible for and has not reviewed the Notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness or otherwise. Russell is not responsible for and has not participated in the determination of the timing of prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Russell has no obligation or liability in connection with the administration, marketing or trading of the Notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN RUSSELL AND CITIGROUP FUNDING.”

Description of the Dow Jones Industrial AverageSM

General

Unless otherwise stated, we have derived all information regarding the Dow Jones Industrial AverageSM provided in this product supplement, including its composition, method of calculation and changes in components, from Dow Jones, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Dow Jones Industrial AverageSM at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the Dow Jones Industrial AverageSM.

The Dow Jones Industrial AverageSM is a benchmark of performance for leading companies in the U.S. stock market. The index consists of 30 “blue-chip” U.S. stocks, although this has not always been the case. The index initially consisted of twelve common stocks and was first published in The Wall Street Journal in 1896. The index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the index have been changed on a relatively infrequent basis.

The Dow Jones Industrial AverageSM is a price-weighted index (i.e., the weight of an underlying stock in the index is based on its price per share rather than the total market capitalization of the issuer of such component stock) comprised of 30 common stocks chosen by the editors of The Wall Street Journal from companies outside of the transportation or utility business that are representative of the broad market of U.S. industry. The corporations represented in the Dow Jones Industrial AverageSM tend to be leaders within their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the index are made entirely by the editors of The Wall Street Journal without consultation with the corporations represented in the index, any stock exchange, any official agency or Citigroup Funding. Changes to the common stocks included in the index tend to be made infrequently. Historically, most substitutions have been the result of mergers, but from time to time, changes may be made to achieve what the editors of The Wall Street Journal deem to be a more accurate representation of the broad market of U.S. industry. In choosing a new corporation for the Dow Jones Industrial AverageSM, the editors of The Wall Street Journal look for leading industrial companies with a successful history of growth and wide interest among investors. The component stocks of the index may be changed at any time for any reason. Dow Jones, publisher of The Wall Street Journal, is not affiliated with Citigroup Funding and has not participated in any way in the offering of the Notes.

Computation of the Dow Jones Industrial AverageSM

The value of the Dow Jones Industrial AverageSM is the sum of the primary exchange prices of each of the 30 common stocks included in the index, divided by a divisor that is designed to provide meaningful continuity in the value of the index. Because the index is price-weighted, stock splits or changes in the component stocks could result in distortions in the index value. In order to prevent such distortions related to extrinsic factors, the divisor is changed in accordance with a mathematical formula that reflects adjusted proportions within the index. The current divisor of the index is published daily in The Wall Street Journal and other publications. In addition, other statistics based on the index may be found in a variety of publicly available sources.

THE DOW JONES INDUSTRIAL AVERAGESM DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

License Agreement

The “Dow Jones Industrial AverageSM” is a product of Dow Jones Indexes, the marketing name and a licensed trademark of CME Group Index Services LLC (“CME”) and has been licensed for use. “Dow Jones®”, “Dow Jones Industrial AverageSM”, “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by Citigroup

Global Markets and its affiliates (the “Licensee”). The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates (collectively the “Corporations”). The Corporations make no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly. The only relationship of the Corporations to the Licensee is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM, which is determined, composed and calculated by CME without regard to the Licensee or the Notes. The Corporations have no obligation to take the needs of the Licensee or the holders of the Notes into consideration in determining, composing or calculating Dow Jones Industrial AverageSM. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. The Corporations have no obligation or liability in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, CME and its affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by the Licensee, but which may be similar to and competitive with the Notes. In addition, CME and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial AverageSM. It is possible that this trading activity will affect the value of the Dow Jones Industrial AverageSM and the Notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND THE CORPORATIONS SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND THE LICENSEE, OTHER THAN THE LICENSORS OF CME.

All disclosures contained in this product supplement regarding the Dow Jones Industrial AverageSM, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by Dow Jones. None of Citigroup Funding, Citigroup Inc., Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such information.

Description of the MSCI EAFE Index®

General

The MSCI EAFE Index® is a benchmark that measures international equity performance. The MSCI EAFE Index® was launched on December 31, 1969 at an initial value of 100. It currently comprises 21 MSCI country indices, representing the developed markets outside of North America: Europe, Australasia and the Far East. MSCI aims to include in its international indices 85% of the free float-adjusted market capitalization in each industry group, within each country. Current information regarding the market value of the MSCI EAFE Index® is published daily by MSCI and through multiple vendors and in real time every 60 seconds through Reuters and Bloomberg.

The performance of the MSCI EAFE Index® is a free float weighted average of the U.S. dollar values of all of the equity securities constituting the MSCI indexes for the 21 selected countries. Each MSCI EAFE component country index is a sampling of equity securities across industry groups in such country’s equity markets. Prices used to calculate the MSCI EAFE component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central

Europe Time. In order to maintain the representativeness of the MSCI EAFE Index®, structural changes to the MSCI EAFE Index® as a whole may be made by adding or deleting MSCI EAFE component country indices and the related MSCI EAFE component securities. Currently, such changes in the MSCI EAFE Index® may only be made on four dates throughout the year: after the last scheduled MSCI EAFE Index® close of each February, May, August and November.

THE MSCI EAFE INDEX® DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INDEX RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the MSCI EAFE Index®

Underlying Stock Eligibility Criteria and Annual Ranking Review

The selection of the MSCI EAFE Component Securities for each MSCI EAFE Component Country Index is based on the following guidelines:

(i) Define the universe of listed securities within each country;

(ii) Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii) Classify securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv) Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security

MSCI may add additional MSCI EAFE component country indices to the MSCI EAFE Index or subtract one or more of its current MSCI EAFE component country indices prior to the expiration of the Notes. Any such adjustments are made to the MSCI EAFE Index® so that the value of the MSCI EAFE Index® at the effective date of such change is the same as it was immediately prior to such change.

Each MSCI EAFE component country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE component country index, emphasis is also placed on its continuity and on minimizing turnover in the MSCI EAFE Index®.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE component country index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE Index® at the time of their actual occurrence and that should not wait until the annual full MSCI EAFE component country index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE component securities from a MSCI EAFE component country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to MSCI EAFE component securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for MSCI EAFE component securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for MSCI EAFE component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

The annual full MSCI EAFE component country Index review includes a reappraisal of the free float-adjusted industry group representation within a country relative to the 85% target, a detailed review of the shareholder information used to estimate free float for MSCI EAFE component securities and non-MSCI EAFE component securities, updating the minimum size guidelines for new and existing MSCI EAFE component securities, as well as changes typically considered for quarterly index reviews. During a full MSCI EAFE component country Index review, securities may be added or deleted from a MSCI EAFE component country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for MSCI EAFE component securities changes during quarterly index reviews as discussed above. The results of the annual full MSCI EAFE component country Index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the MSCI EAFE component country Indices is reflected in the MSCI EAFE Index®.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement

MSCI and Citigroup Global Markets, Citigroup Funding’s affiliate, have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets, in exchange for a fee, of the right to use the MSCI EAFE Index® in connection with certain securities, including the Notes. We are required to include the following legend below.

THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATE AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES (LICENSEE). NEITHER MSCI, ANY OF ITS AFFILIATE NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING OF ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUES OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY

DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN, WITHOUT LIMITING ANY OF THE FOREGOING. IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

Description of the Dow Jones-UBS Commodity IndexSM

General

The Dow Jones-UBS Commodity IndexSM is published by Dow Jones and UBS Securities and reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Dow Jones-UBS Commodity IndexSM. The value of the Dow Jones-UBS Commodity IndexSM is computed on the basis of hypothetical investments in the basket of commodities that make up the Dow Jones-UBS Commodity IndexSM. The notes are linked to the Dow Jones-UBS Commodity IndexSM and not the Dow Jones-UBS Commodity Index Total ReturnSM. The Dow Jones-UBS Commodity Index Total ReturnSM is a total return index which, in addition to reflecting the same returns of the Dow Jones-UBS Commodity IndexSM, reflects interest that could be earned on cash collateral invested in hypothetical one-month U.S. Treasury bills.

On May 6, 2009, UBS Securities acquired AIG Financial Product Corp.’s commodity business, as a result of which the Dow Jones-AIG Commodity IndexSM became re-branded as the Dow Jones-UBS Commodity IndexSM effective May 7, 2009. The Dow Jones-UBS Commodity IndexSM has an identical methodology to the Dow Jones-AIG Commodity IndexSM and takes the identical form and format of the Dow Jones-AIG Commodity IndexSM. The Dow Jones-UBS Commodity IndexSM was established on July 14, 1998 to provide a diversified and liquid benchmark for physical commodities as an asset class. The Dow Jones-UBS Commodity IndexSM currently is composed of the prices of twenty-three exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. Futures contracts on the Dow Jones-UBS Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”). The Dow Jones-UBS Commodity IndexSM is calculated daily by Dow Jones, in conjunction with UBS Securities, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones-UBS Commodity IndexSM (based on their relative weightings) to the previous day’s Dow Jones-UBS Commodity IndexSM value. Since the futures contracts included in the Dow Jones-UBS Commodity IndexSM are for physical commodities, they must be rolled periodically according to a fixed schedule in order to maintain exposure to the underlying commodities without taking delivery. The rollover for each contract occurs over a period of five business days during such applicable period.

The Dow Jones-UBS Commodity IndexSM Advisory Committee and Supervisory Committee

Prior to January 1, 2007, the Dow Jones-AIG Commodity IndexSM Oversight Committee (the “Oversight Committee”) assisted Dow Jones and AIG Financial Products Corp. (“AIG-FP”) in connection with the operation of the Dow Jones-AIG Commodity IndexSM. The Oversight Committee included prominent members of the financial, academic and legal communities and met annually to consider changes to be made to the Dow Jones-AIG Commodity IndexSM for the coming year.

Effective January 1, 2007, Dow Jones and AIG-FP replaced the Oversight Committee with a two-tier structure composed of an Advisory Committee and a Supervisory Committee, which structure is still in place for the Dow Jones-UBS Commodity IndexSM. The purpose of this two-tier structure is to expand the breadth of input into the decision-making process, while also providing a mechanism for a more rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Dow Jones-UBS Commodity IndexSM.

The Supervisory Committee is currently composed of three individuals. The Advisory Committee currently consists of nine leading figures from the financial and academic communities. The Supervisory Committee will make all final decisions relating to the Index, given any advice and recommendations of the Advisory Committee.

As described in more detail below, the Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined at an annual meeting and implemented the following January.

Calculation of the Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM is calculated daily by Dow Jones, in conjunction with UBS Securities, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones-UBS Commodity IndexSM (based on their relative weightings) to the previous day’s Dow Jones-UBS Commodity IndexSM value. Since the futures contracts included in the Dow Jones-UBS Commodity IndexSM are for physical commodities, they must be rolled periodically according to a fixed schedule in order to maintain exposure to the underlying commodities without taking delivery. The rollover for each contract occurs over a period of five Business Days during such applicable period.

Annual Reweightings and Rebalancings of the Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined at an annual meeting under the supervision of the Advisory and Supervisory Committees and implemented the following January.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Dow Jones-UBS Commodity IndexSM are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic U.S. dollar value of the futures contract selected as the reference contract for that commodity (the “Designated Contract”), and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic U.S. dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities that were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities that will be included in the Dow Jones-UBS Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

Commodity Index Multipliers

Subject to the Diversification Rules discussed below, CIPs are incorporated into the Dow Jones-UBS Commodity IndexSM by calculating the new unit weights for each Index Commodity. On the fourth Business Day of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Dow Jones-UBS Commodity IndexSM, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Diversification Rules

The Dow Jones-UBS Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the index, the index relies on several diversification rules, which are applied annually when the Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced on a price-percentage basis. The following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM as of January of the applicable year:

•	No related group of commodities (e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the index.

•	No single commodity (e.g., natural gas or silver) may constitute more than 15% of the index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the index.

•	No single commodity that is in the index may constitute less than 2% of the index.

Following the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM in January, the percentage of any single commodity or group of commodities will fluctuate and may exceed or be less than the percentages set forth below.

Commodities Available for Inclusion in the Dow Jones-UBS Commodity IndexSM

Commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration and which are the subject of a qualifying related futures contract. The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Index Commodities selected for 2011 are aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, silver, wheat and zinc.

Designated Contracts

A futures contract known as a Designated Contract is selected for each commodity. With the exception of several London Metal Exchange (“LME”) contracts, where UBS Securities believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, UBS Securities selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, UBS Securities selects the most actively traded contract. This process is reviewed by the Advisory and Supervisory Committees. Data concerning this Designated Contract will be used to calculate the Dow Jones-UBS Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available to replace that Designated Contract. The Designated Contracts for the commodities included in the Dow Jones-UBS Commodity IndexSM for 2011 are as follows:

Commodity	Designated Contract	Exchange	Units	Price Quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	US$/metric ton
Coffee	Coffee “C”	NYBOT	37,500 lbs	cents/pound
Copper*	High Grade Copper	COMEX	25,000 lbs	cents/pound
Corn	Corn	CBOT	5,000 bushels	cents/bushel
Cotton	Cotton	NYCE	50,000 lbs	cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	US$/barrel
Gold	Gold	COMEX	100 troy oz.	US$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/gallon
Lean Hogs	Lean Hogs	CME	40,000 lbs	cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs	cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	US$/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	US$/metric ton
Silver	Silver	COMEX	5,000 troy oz.	cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	cents/bushel

Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/pound
Sugar	World Sugar No. 11	CSCE	112,000 lbs	cents/pound
Unleaded Gasoline**	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gal	cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	US$/metric ton

* The Dow Jones-UBS Commodity IndexSM uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Index.

** As announced by the Oversight Committee on March 3, 2006, The New York Harbour Unleaded Gasoline (HU) contract was replaced in April 2006 by the Reformulated Gasoline Blendstock for Oxygen Blending (RB) futures contract. The transition occurred during the regularly scheduled April 2006 Roll Period. The last HU contract was the May 2006 expiration. The first RB contract was the July 2006 expiration. No changes to the Commodity Index Multipliers occurred as a result of this transition.

In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered for inclusion in the Dow Jones-UBS Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above, the commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM are assigned to “Commodity Groups.” The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil	Livestock	Live Cattle
	Heating Oil		Lean Hogs
Natural Gas
	Unleaded Gasoline	Agriculture	Corn
Soybeans Wheat Cotton
Precious Metals	Gold		Sugar Coffee Soybean Oil
Silver
Zinc

The Dow Jones-UBS Commodity IndexSM is a Rolling Index

The Dow Jones-UBS Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position.

Dow Jones-UBS Commodity IndexSM Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones-UBS Commodity IndexSM will be adjusted in the event that UBS Securities determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM on that day;
•	the settlement price of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;
•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM; or

with respect to any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM that trades on the LME, a Business Day on which the LME is not open for trading.

License Agreement

“Dow Jones,” “UBS,” “Dow Jones-UBS Commodity IndexSM,” and “Dow Jones-UBS Commodity Total Return IndexSM” are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Citigroup Global Markets. The Notes have not been passed on by Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates. The Notes are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates and none of Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, makes any warranties or bears any liability with respect to the Notes.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE

ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND CITIGROUP GLOBAL MARKETS, OTHER THAN UBS AG.

Description of the EURO STOXX 50® Index

General

We have derived all information contained in this product supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index.

The EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange. Publication of the EEURO STOXX 50® Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the Dow Jones EURO STOXX 50® Index.

Composition and Maintenance of the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries.

The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 market sector leaders from within the EURO STOXX® Index. A current list of the issuers that comprise the EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Calculation of the EURO STOXX 50® Index

The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the EURO STOXX 50® Index	x 1,000
adjusted base date market capitalization of the EURO STOXX 50® Index

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced

  by company * (1 – withholding tax))

  * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of

shares) – (tender price * number of

tendered shares)) / (old number of

shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *

C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription

price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *

((A + B) * (1 + C / A)) / A Divisor: increases	((A + C) * (1 + B / A)) Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement

STOXX Limited (“STOXX”) and its licensors and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Global Markets and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50 Index, which is owned and published by STOXX Limited, in connection with certain financial instruments, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by STOXX or its licensors. STOXX and its licensors have no relationship to Citigroup Global Markets and its affiliates, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the Notes. STOXX and its licensors make no recommendation that any person invest in the Notes or any other securities. STOXX and its licensors have no responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes. STOXX and its licensors do not consider the needs of the Notes, Citigroup Funding or its affiliates or the holders of the Notes in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so. STOXX and its licensors have no responsibility or liability for the administration, management or marketing of the Notes.

STOXX and its licensors will not have any liability in connection with the Notes. Specifically,

—

STOXX and its licensors do not make any warranty, express or implied and disclaim any and all warranty about (i) the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index; (ii) the accuracy or completeness of the EURO STOXX 50® Index and its data; and (iii) the merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data.

—	STOXX and its licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data.
—	Under no circumstances will STOXX or its licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its licensors knows that they might occur.

The licensing agreement between Citigroup Global Markets and STOXX is solely for their benefit and not for the benefit of the owners of the Notes or any other third parties.

Description of the S&P GSCI TM EXCESS RETURN Index

General

The S&P GSCITM Excess Return Index is a world production-weighted index that is designed to reflect the relative significance of each of the underlying commodities in the world economy. The S&P GSCITM Excess Return Index was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the S&P GSCITM, the composition of which, on any given day, reflects the contract production weight (“CPW”) and “roll weights” of the contracts included in the S&P GSCITM (discussed below).

Value of the S&P GSCITM Excess Return Index

The value of the S&P GSCITM Excess Return Index on any given day is equal to the product of (i) the value of the S&P GSCITM Excess Return Index on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made. The value of the S&P GSCITM Excess Return Index is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCITM, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCITM on the preceding day, minus one.

The total dollar weight of the S&P GSCITM is the sum of the dollar weight of each of the underlying commodities. The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCITM calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. Since the S&P GSCITM is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCITM also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCITM is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., New York City time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

Composition of the S&P GSCITM

The S&P GSCITM

While the description below relates to the S&P GSCITM, it may affect the Underlying Index to the extent the S&P GSCITM changes its methodology, criteria, or other factors relating to the Underlying Index, including if S&P no longer includes Brent crude oil as an underlying component of the S&P GSCITM . The S&P GSCITM is calculated, maintained and published daily by S&P. The S&P GSCITM is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCITM is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCITM are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCITM are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Advisory Committee, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCITM are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCITM was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCITM, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCITM. The methodology for determining the composition and weighting of the S&P GSCITM and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCITM, as described below. S&P makes the official calculations of the S&P GSCITM.

The Index Advisory Committee established by S&P to assist it in connection with the operation of the S&P GSCITM generally meets once each year to discuss the composition of the S&P GSCITM. The Index Advisory Committee may, if necessary or practicable, meet at other times during the year as issues arise that warrant its consideration.

Composition of the S&P GSCITM

In order to be included in the S&P GSCITM, a contract must satisfy the following eligibility criteria:

• The contract must be in respect of a physical commodity and not a financial commodity;

• The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCITM that, at any given point in time, will be involved in rolls to be effected pursuant to the S&P GSCITM ;

• The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants;

• The price of the relevant contract that is used as a reference or benchmark by market participants (which we refer to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCITM ;

• At and after the time a contract is included in the S&P GSCITM, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded;

• For a contract to be eligible for inclusion in the S&P GSCITM , volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made; and

• Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCITM.

The contracts currently included in the S&P GSCI TM are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCITM

The value of the S&P GSCITM on any given day is equal to the total dollar weight of the S&P GSCITM divided by a normalizing constant that assures the continuity of the S&P GSCITM over time.

Contract Expirations

Because the S&P GSCITM is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCITM for each commodity during a given year are designated by S&P, in consultation with the Index Advisory Committee, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCITM will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCITM. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCITM .

License Agreement

S&P and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain financial instruments, including the Securities.

The license agreement between S&P and Citigroup Global Markets provides that the following language must be stated in this product supplement.

“The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly. S&P’s only relationship to Citigroup Funding and its affiliates (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks, trade names and service marks of S&P and of the S&P GSCITM Brent Crude Index Excess Return, which is determined, composed and calculated by S&P without regard to Citigroup Funding, its affiliates or the Securities. S&P has no obligation to take the needs of Citigroup Funding, its affiliates or the holders of the Securities into consideration in determining, composing or calculating the S&P GSCITM Brent Crude Index Excess Return. S&P is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCITM BRENT CRUDE INDEX EXCESS RETURN OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP FUNDING, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCITM BRENT CRUDE INDEX EXCESS RETURN OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCITM BRENT CRUDE INDEX EXCESS

RETURN OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND CITIGROUP FUNDING.”

All disclosures contained in this product supplement regarding the Underlying Index, including its makeup, method of calculation and changes in its components, are derived from publicly available information prepared by S&P. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such information.

Description of the Nikkei 225 Stock AverageSM

General

Unless otherwise stated, all information herein relating to the Nikkei 225 Stock AverageSM has been derived from the Stock Market Indices Data Bank published by NKS and other publicly available sources. Such information reflects the policies of NKS as of August 31, 1998, as stated in such sources. Such policies are subject to change at the discretion of NKS. NKS is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Nikkei 225 Stock AverageSM at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of such information.

The Nikkei 225 Stock AverageSM is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Stock AverageSM is currently based on 225 highly capitalized component stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. All 225 component stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

THE NIKKEI 225 STOCK AVERAGESM DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE INDEX WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the Nikkei 225 Stock AverageSM

While NKS currently employs the following methodology to calculate the Nikkei 225 Stock AverageSM, no assurance can be given that NKS will not modify or change such methodology in a manner that may affect the amount payable to beneficial owners of the Notes at maturity.

The Nikkei 225 Stock AverageSM is a modified, price-weighted index (i.e., a component stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each component stock by the corresponding weighting factor for such component stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “divisor”). The divisor, initially set in 1949 at 225, was 24.869 as of October 1, 2010 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant component stock, so that the share price of each component stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Stock AverageSM are those reported by a primary market for the component stocks (currently the TSE). The level of the Nikkei 225 Stock AverageSM is currently calculated once per minute during TSE trading hours and will be calculated once per 15 seconds during TSE trading hours starting January 4, 2011.

In order to maintain continuity in the level of the Nikkei 225 Stock AverageSM in the event of certain changes due to non-market factors affecting the component stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Stock AverageSM is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Stock AverageSM. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any component stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new divisor (i.e., the level of the Nikkei 225 Stock AverageSM immediately after such change) will equal the level of the Nikkei 225 Stock AverageSM immediately prior to the change.

Component stocks may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the component stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or

(v) transfer of such stock to the Second Section. Upon deletion of a stock from the component stocks, NKS will select a suitable replacement for such deleted component stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the component stocks. In such a case, an existing component stock with low trading volume and not representative of a market will be deleted by NKS.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock AverageSM. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this product supplement that NKS makes any representation or warranty, implied or express, to us, the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Nikkei 225 Stock AverageSM to track general stock market performance. NKS has no obligation to take our needs or those of the holders of the Notes into consideration in determining, composing or calculating the Nikkei 225 Stock AverageSM. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which any amount payable with respect to the Notes is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous, pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal index business day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Stock AverageSM on such index business day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. In general, any stocks listed on the TSE cannot be traded at a price outside of these limits, which are stated in terms of absolute amounts of Japanese yen, and not percentage, changes from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter orders and balance supply and demand for stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Nikkei 225 Stock AverageSM may be limited by price limitations, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Stock AverageSM which may, in turn, adversely affect the value of the Notes under certain circumstances.

License Agreement

The Nikkei 225 Stock AverageSM is the intellectual property of NKS. “Nikkei,” “Nikkei Stock Average,” “Nikkei Average” and “Nikkei 225” are the service marks of NKS. NKS reserves all the rights, including copyright, to the Nikkei 225 Stock AverageSM.

NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock AverageSM. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this product supplement that NKS makes any representation or warranty, implied or express, to us, the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Nikkei 225 Stock AverageSM to track general stock market performance. NKS has no obligation to take our needs or those of the holders of the Notes into consideration in determining, composing or calculating the Nikkei 225 Stock AverageSM. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which any amount payable with respect to the Notes is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Notes.

NKS has entered into a license agreement providing Citigroup Funding a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by NKS in connection with the issuance of the Notes. The use of and reference to the Nikkei 225 Stock AverageSM in connection with the Notes have been consented to by NKS, the publisher of the Nikkei 225 Stock AverageSM.

NKS gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Stock AverageSM and is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock AverageSM. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Stock AverageSM or the manner in which such index is applied in determining any amount payable in respect of the Notes.

UNDERLYING EXCHANGE-TRADED FUNDS

Description of the iShares® MSCI Brazil Index Fund

iShares, Inc. and the iShares® MSCI Brazil Index Fund

According to publicly available documents, the iShares® MSCI Brazil Index Fund is one of numerous separate investment portfolios called “funds,” which make up iShares, Inc., a registered investment company. iShares, Inc. is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares, Inc. files reports and other information with the SEC. iShares, Inc.’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus.

The iShares® MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the aggregate in the Brazilian market, as measured by the MSCI Brazil Index. The MSCI Brazil Index consists of stocks traded primarily on the Bolsa de Valores de São Paulo.

The iShares® MSCI Brazil Index Fund uses a “Representative Sampling” strategy to try to track the MSCI Brazil Index, which means it invests in a representative sample of securities in the MSCI Brazil Index, which have a similar investment profile as the MSCI Brazil Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund’s top portfolio holdings can be found at the iShares® website. Funds like the iShares® MSCI Brazil Index Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. The fact sheets which provide information regarding the iShares® MSCI Brazil Index Fund’s top holdings may be requested by calling 1-800-iShares (1-800-474-2737).

Neither Citigroup Funding nor Citigroup Inc. has participated in the preparation of the iShares® MSCI Brazil Index Fund’s publicly available documents and neither has made any due diligence investigation or inquiry of the iShares® MSCI Brazil Index Fund in connection with the offering of the Notes. No representation is made that the publicly available information about the iShares® MSCI Brazil Index Fund is accurate or complete.

The Notes represent obligations of Citigroup Funding and Citigroup Inc. only. The iShares® MSCI Brazil Index Fund is not involved in any way in this offering and has no obligation relating to the Notes or to holders of the Notes.

MSCI Brazil Index

The MSCI Brazil Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of the Brazilian equity market. It was launched on July 10, 2000 at an initial value of 100. Current information regarding the market value of the MSCI Brazil Index is published daily by Morgan Stanley Capital International, Inc. on its website.

The MSCI Brazil Index adjusts the market capitalization of index constituents for free float and targets for index inclusion 85% of free float-adjusted market capitalization in each industry group in Brazil. In order to maintain the representativeness of the MSCI Brazil Index, structural changes to the MSCI Brazil Index as a whole may be made by adding or deleting MSCI Brazil Index component securities. Currently, such changes in the MSCI Brazil Index may only be made on four dates throughout the year: as of the close of the last business day of February, May, August and November.

Computation of the MSCI Brazil Index: Underlying Stock Eligibility Criteria and Annual Ranking Review

The selection of the companies and securities for the MSCI Brazil Index is based on the following guidelines:

(i)  Defining the equity universe of listed securities within Brazil;

(ii) Determining the Market Investable Equity Universe for each market;

(iii) Determining market capitalization size segments for each market;

(iv) Applying Index Continuity Rules for the Standard Index;

(v) Applying Index Continuity Rules for the Standard Index; and

(vi) Classifying securities under the Global Industry Classification Standard (GICS®).

The Equity Universe is defined by identifying eligible equity securities and classifying the eligible securities into Brazil. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts are eligible for inclusion in the Equity Universe.

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. The investability screens used to determine the Investable Equity Universe in each market are:

•	Equity Universe Minimum Size Requirement: requires that a company must have the required minimum full market capitalization.

•

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

•

EM Minimum Liquidity Requirement: requires adequate liquidity measured by twelve month and 3-month Annual Traded Value Ratio (ATVR) and three month frequency of trading. A minimum liquidity price of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as, as of May 2009, 50% of 12-month ATVR are required for the inclusion of a security in the Market Investable Equity Universe.

•

Global Minimum Foreign Inclusion Factor Requirement: a security’s Foreign Inclusion Factor (FIF) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in the MSCI Brazil Index.

•

Minimum Length of Trading Requirement: Large IPOs are not subject to this requirement, however for small new issuances to be eligible for inclusion the new issue must have started trading at least four months before the implementation of the initial construction of the MSCI Brazil Index or at least three months before the implementation of a Semi-Annual Review.

MSCI Barra may add additional companies and securities to the MSCI Brazil Index or subtract one or more of its current companies and securities prior to the maturity date of the Notes. Any such adjustments are made to the MSCI Brazil Index so that the value of the MSCI Brazil Index at the effective date of such change is the same as it was immediately prior to such change.

Each company’s securities is maintained with the objective of reflecting, on a timely basis, the evolution of Brazil’s equity markets. In maintaining the MSCI Brazil Index, emphasis is also placed on continuity, replicability and on minimizing turnover in the MSCI Brazil Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index as promptly as they occur. The second category consists of quarterly index reviews aimed at promptly reflecting other significant market events. The third category consists of full MSCI Brazil Index review that systematically re-assess the various dimensions of the equity universe for Brazil and is conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the MSCI Brazil Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the index at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the MSCI Brazil Index continues to be an accurate reflection of the evolving Brazilian equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI Brazil Index at the time of their actual occurrence and that should not wait until the annual index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI Brazil Index component securities from the MSCI Brazil Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float estimates have fallen significantly; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from pro forma free float estimates at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature.

Changes in the number of shares are generally small changes in a security’s shares outstanding and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, share buybacks or cancellations. The implementation of changes resulting from quarterly index reviews occurs on only two dates throughout the year: as of the close of the last business day of February and August. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

The semi-annual full MSCI Brazil Index reviews include a reappraisal of the free float-adjusted industry group representation relative to the target, a detailed review of the shareholder information used to estimate free float for constituent securities and non-constituent securities, updating the minimum size guidelines for new and existing constituent securities, as well as changes typically considered for quarterly index reviews. During a full index review, securities may be added or deleted from the MSCI Brazil Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for index changes during quarterly index reviews as discussed above. The results of the annual full index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May and November.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI Barra.

THE MSCI BRAZIL INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS INCLUDED IN IT, AND YOUR RETURN ON THE NOTES, IF ANY, WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

We have derived all information regarding the MSCI Brazil Index from publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”) and Barra, Inc. (“Barra”). MSCI Barra is under no obligation to continue to publish, and may discontinue or suspend the publication of, the MSCI Brazil Index at any time. None of Citigroup Global Markets, Citigroup Funding, Citigroup Inc. or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the MSCI Brazil Index.

License Agreement

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BIT”). BIT has licensed certain trademarks and trade names of BIT to Citigroup Global Markets and its affiliates. The Notes are not sponsored, endorsed, sold, or promoted by BIT. BIT makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BIT has no obligation or liability in connection with the operation, marketing or sale of the Notes.

Description of the iShares® MSCI Emerging Markets Index Fund

iShares, Inc. and the iShares® MSCI Emerging Markets Index Fund

According to publicly available documents, the iShares® MSCI Emerging Markets Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares, Inc., a registered investment company. iShares, Inc. is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares, Inc. files reports and other information with the SEC. iShares, Inc.’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus.

The iShares® MSCI Emerging Markets Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as represented by the MSCI Emerging Markets Index. The MSCI Emerging Markets Index was developed as an equity benchmark for international stock performance. It is designed to measure equity market performance in the global emerging markets.

The iShares® MSCI Emerging Markets Index Fund uses a “Representative Sampling” strategy to try to track the MSCI Emerging Markets Index, which means it invests in a representative sample of securities in the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index. In order to improve its portfolio liquidity and its ability to track the underlying index, the Fund may invest up to 10% of its assets in shares of other iShares Funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index.

The iShares® MSCI Emerging Markets Index Fund’s top portfolio holdings can be found on iShares® website. Funds like the iShares® MSCI Emerging Markets Index Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. Fund fact sheets which provide information regarding the iShares® MSCI Emerging Markets Index Fund’s top holdings may be requested by calling 1-800-iShares (1-800-474-2737).

Neither Citigroup Funding nor Citigroup Inc. has participated in the preparation of iShares, Inc.’s publicly available documents and neither has made any due diligence investigation or inquiry of iShares, Inc. in connection with the iShares® MSCI Emerging Markets Index Fund or the offering of the Notes. No representation is made that the publicly available information about iShares, Inc. or the iShares® MSCI Emerging Markets Index Fund is accurate or complete.

The Notes represent obligations of Citigroup Funding and Citigroup Inc. only. iShares, Inc. is not involved in any way in this offering and has no obligation relating to the Notes or to holders of the Notes.

MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of emerging markets. It was launched on April 7, 2003 at an initial price of U.S.$33.33. Current information regarding the market value of the MSCI Emerging Markets Index is published daily by MSCI on its website.

The MSCI Emerging Markets Index adjusts the market capitalization of index constituents for free float and targets for index inclusion 85% of free float-adjusted market capitalization in each industry group, within each country. In order to maintain the representativeness of the MSCI Emerging Markets Index, structural changes to the MSCI Emerging Markets Index as a whole may be made by adding or deleting MSCI Emerging Markets Index component securities. Currently, such changes in the MSCI Emerging Markets Index may only be made on four dates throughout the year: as of the close of the last business day of February, May, August and November.

THE MSCI EMERGING MARKETS INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT, AND YOUR RETURN ON THE NOTES, IF ANY, WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the MSCI Emerging Markets Index: Underlying Stock Eligibility Criteria and Annual Ranking Review

The selection of the companies and securities for the MSCI Emerging Markets Index is based on the following guidelines:

(i)	Define the equity universe of listed securities within the emerging market countries;

(ii)	Adjust the total market capitalization for each security for its respective free float available to foreign investors;

(iii)	Classify the universe of securities into industry groups under the Global Industry Classification Standard (GICS); and

(iv)	Select securities for inclusion according to MSCI’s index construction rules and guidelines.

To determine the free float of a security, MSCI Barra considers the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include: strategic and other shareholdings not considered part of available free float; limits on share ownership for foreign investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI Barra will derive a “Foreign Inclusion Factor” for a company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI Barra will then “float-adjust” the weight of each constituent company in the MSCI Emerging Markets Index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in the MSCI Emerging Markets Index.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

MSCI Barra may add additional companies and securities to the MSCI Emerging Markets Index or subtract one or more of its current companies and securities prior to the expiration date of the Notes. Any such adjustments are made to the MSCI Emerging Markets Index so that the value of the index at the effective date of such change is the same as it was immediately prior to such change.

Each company’s securities is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining the MSCI Emerging Markets Index, emphasis is also placed on continuity, replicability and on minimizing turnover in the index.

MSCI Barra classifies index maintenance in three broad categories. The first category consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index promptly as they occur. The second category consists of quarterly index reviews aimed at promptly reflecting other significant market events. The third category consists of full country index reviews that systematically re-assess the various dimensions of the equity universe for all emerging market countries and are conducted on a fixed annual timetable.

Ongoing event-related changes to the MSCI Emerging Markets Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the index at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the MSCI Emerging Markets Index continues to be an accurate reflection of the evolving emerging markets equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI Emerging Markets Index at the time of their actual occurrence and that should not wait until the annual index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI Emerging Markets Index component securities from the MSCI Emerging Markets Index, as well as changes in foreign inclusion factors and in number of shares.

Additions and deletions of securities may result from: the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose company and/or security free float has fallen to less than 15% as a result of a corporate event and which do not meet specified criteria; the replacement of securities resulting from the review of price source for securities with both domestic and foreign board quotations; the deletion of securities that have become very small or illiquid; or other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factors for securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given the lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI Barra’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; or other events of a similar nature.

Updates in the number of shares are generally small changes in a security’s shares outstanding and may result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, share buybacks or cancellations. The implementation of changes resulting from quarterly index reviews occurs on only three dates throughout the year: as of the close of the last business day of February, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

The annual full MSCI Emerging Markets Index review includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, an updating of the minimum size guidelines for new and existing constituent securities, as well as changes typically considered for quarterly index reviews. During a full index review, securities may be added to or deleted from the MSCI Emerging Markets Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for index changes during quarterly index reviews as discussed above. The results of the annual full index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Index maintenance is reflected in the MSCI Emerging Markets Index.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI Barra.

We have derived all information regarding the MSCI Emerging Markets Index from publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”) and Barra, Inc. (“Barra”). MSCI Barra is under no obligation to continue to publish, and may discontinue or suspend the publication of, the MSCI Emerging Markets Index at any time. None of Citigroup Global Markets, Citigroup Funding, Citigroup Inc. or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the MSCI Emerging Markets Index.

License Agreement

The Notes represent obligations of Citigroup Funding only. The iShares® MSCI Emerging Markets Index Fund is not involved in any way in the offering and has no obligations relating to the Notes or to the holders of the Notes. iShares® is a registered trademark of Barclays Global Investors, N.A. (which we refer to as BGI). BGI has licensed certain trademarks and trade names of BGI to Citigroup Global Markets and its affiliates. The Notes are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

Description of the iShares® MSCI Mexico Investable Market Index Fund

Description of the iShares® MSCI Mexico Investable Market Index Fund

According to publicly available documents, the iShares® MSCI Mexico Investable Market Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares, Inc., a registered investment company. iShares, Inc. is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares, Inc. files reports and other information with the SEC. iShares, Inc.’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus.

The iShares® MSCI Mexico Investable Market Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the largest and most liquid Mexican companies, as measured by the MSCI Mexico MXMX Index. The MSCI Mexico MXMX Index was developed by MSCI Inc. (“MSCI”) to represent the performance of the Mexican market that is available to international investors.

The iShares® MSCI Mexico Investable Market Index Fund uses a “Representative Sampling” strategy to try to track the MSCI Mexico MXMX Index, which means it invests in a representative sample of securities in the MSCI Mexico MXMX Index, which have a similar investment profile as the MSCI Mexico MXMX Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Mexico MXMX Index.

The iShares® MSCI Mexico Investable Market Index Fund’s top portfolio holdings can be found on iShares® website. Funds like the iShares® MSCI Mexico Investable Market Index Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. Fund fact sheets which provide information regarding the iShares® MSCI Mexico Investable Market Index Fund’s top holdings may be requested by calling 1-800-iShares (1-800-474-2737).

Neither Citigroup Funding nor Citigroup Inc. has participated in the preparation of iShares, Inc.’s publicly available documents and neither has made any due diligence investigation or inquiry of iShares, Inc. in connection with the iShares® MSCI Mexico Investable Market Index Fund or the offering of the Notes. No representation is made that the publicly available information about iShares, Inc. or the iShares® MSCI Mexico Investable Market Index Fund is accurate or complete.

The Notes represent obligations of Citigroup Funding and Citigroup Inc. only. iShares, Inc. is not involved in any way in this offering and has no obligation relating to the Notes or to holders of the Notes.

Correlation

The MSCI Mexico MXMX Index is a theoretical financial calculation, while the iShares® MSCI Mexico Investable Market Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Mexico Investable Market Index Fund and the MSCI Mexico MXMX Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The iShares® MSCI Mexico Investable Market Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its MSCI Mexico MXMX Index in approximately the same proportions as in the MSCI Mexico MXMX Index.

Industry Concentration Policy

The iShares® MSCI Mexico Investable Market Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries only to approximately the same extent that the MSCI Mexico MXMX Index is so concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Description of the MSCI Mexico MXMX Index

All information in this product supplement regarding the MSCI Mexico MXMX Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the “underlying index sponsor”). The underlying index sponsor owns the copyright and all other rights to the MSCI Mexico MXMX Index. The MSCI Mexico MXMX Index has no obligation to continue to publish, and may discontinue publication of, the MSCI Mexico MXMX Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Mexico MXMX Index is not an indication of future performance. Future performance of the MSCI Mexico MXMX Index may differ significantly from historical performance, either positively or negatively.

The MSCI Mexico MXMX Index is published by MSCI and is intended to measure the performance of equity markets in Mexico. The MSCI Mexico MXMX Index is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial price of 100. Component companies must meet objective criteria for inclusion in the MSCI Mexico MXMX Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Mexico MXMX Index is calculated daily in U.S. Dollars and published in real time every 60 seconds during market trading hours. The MSCI Mexico MXMX Index is published by Bloomberg under the index symbol “MXMX”.

The MSCI Mexico MXMX Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

i.	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

–	Updating the indices on the basis of a fully refreshed Equity Universe.

–	Taking buffer rules into consideration for migration of securities across size and style segments.

–	Updating FIFs and Number of Shares (“NOS”).

ii.	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

–	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

–	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

–	Reflecting the impact of significant market events on FIFs and updating NOS.

iii.	Ongoing event-related changes. Changes of this type are generally implemented in the indices as they occur. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

License Agreement

The Notes represent obligations of Citigroup Funding only. The iShares® MSCI Mexico Investable Index Fund is not involved in any way in the offering and has no obligations relating to the Notes or to the holders of the Notes. iShares® is a registered trademark of Barclays Global Investors, N.A. (which we refer to as BGI). BGI has licensed certain trademarks and trade names of BGI to Citigroup Global Markets and its affiliates. The Notes are not sponsored, endorsed, sold or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

Description of the iShares® MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company. iShares consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 is available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary—Where You Can Find More Information” in the accompanying prospectus.

The MSCI EAFE Index®

Unless otherwise stated, we have derived all information regarding the MSCI EAFE® Index provided in this product supplement, including its composition, method of calculation and changes in components, from MSCI, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by MSCI. MSCI is under no obligation to continue to publish, and may discontinue or suspend the publication of, the MSCI EAFE® Index at any time. We do not assume any responsibility for the accuracy or completeness of any information relating to the MSCI EAFE® Index.

The MSCI EAFE® Index is a benchmark that measures international equity performance. The MSCI EAFE® Index was launched on December 31, 1969 at an initial value of 100. It currently comprises 21 MSCI country indices, representing the developed markets outside of North America: Europe, Australasia and the Far East. MSCI aims to include in its international indices 85% of the free float-adjusted market capitalization in each industry group, within each country. Current information regarding the market value of the MSCI EAFE® Index is published daily by MSCI and through multiple vendors and in real time every 60 seconds through Reuters and Bloomberg.

The performance of the MSCI EAFE® Index is a free float weighted average of the U.S. dollar values of all of the equity securities constituting the MSCI indices for the 21 selected countries. Each MSCI EAFE® component country index is a sampling of equity securities across industry groups in such country’s equity markets. Prices used to calculate the MSCI EAFE® component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 5 p.m. Central Europe Time. In order to maintain the representativeness of the MSCI EAFE® Index, structural changes to the MSCI EAFE® Index as a whole may be made by adding or deleting MSCI EAFE® component country indices and the related MSCI EAFE® component securities. Currently, such changes in the MSCI EAFE® Index may only be made on four dates throughout the year: after the last scheduled MSCI EAFE® Index close of each February, May, August and November.

THE MSCI EAFE® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE MSCI EAFE® INDEX WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the MSCI EAFE® Index: Underlying Stock Eligibility Criteria and Annual Ranking Review

The selection of the MSCI EAFE® Component Securities for each MSCI EAFE® Component Country Index is based on the following guidelines:

(i) Defining the equity universe of listed securities within each country;

(ii) Determining the Market Investable Equity Universe for each market;

(iii) Determining market capitalization size segments for each market;

(iv) Applying Index Continuity Rules for the Standard Index;

(v) Applying Index Continuity Rules for the Standard Index; and

(vi) Classifying securities under the Global Industry Classification Standard (GICS®).

The Equity Universe is defined by identifying eligible equity securities and classifying the eligible securities in each country. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts are eligible for inclusion in the Equity Universe.

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. The investability screens used to determine the Investable Equity Universe in each market are:

•	.	Equity Universe Minimum Size Requirement: requires that a company must have the required minimum full market capitalization.

•	.

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

•	.	DM Minimum Liquidity Requirement: requires adequate liquidity measured by twelve month and 3-month Annual Traded Value Ratio (ATVR) and three month frequency of trading. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as, 20% of 12-month ATVR are required for the inclusion of a security in the Market Investable Equity Universe.

•	.

Global Minimum Foreign Inclusion Factor Requirement: a security’s Foreign Inclusion Factor (FIF) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). Typically, securities with a free float adjustment ratio of .15 or less will not be eligible for inclusion in the MSCI EAFE® Index, subject to limited exceptions.

•	.

Minimum Length of Trading Requirement: Large IPOs are not subject to this requirement, however for small new issuances to be eligible for inclusion the new issue must have started trading at least four months before the implementation of the initial construction of the MSCI EAFE® Index or at least three months before the implementation of a Semi-Annual Review.

To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

MSCI may add additional MSCI EAFE® component country indices to the MSCI EAFE® Index or subtract one or more of its current MSCI EAFE® component country indices prior to the maturity of the Notes. Any such adjustments are made to the MSCI EAFE® Index so that the value of the MSCI EAFE® Index at the effective date of such change is the same as it was immediately prior to such change.

Each MSCI EAFE® component country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE® component country index, emphasis is also placed on its continuity and on minimizing turnover in the MSCI EAFE® Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index as promptly as they occur. The second category consists of quarterly index reviews aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE® Index review that systematically re-assess the various dimensions of the equity universe within each country and is conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the MSCI EAFE® Index are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the index at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the MSCI EAFE® Index continues to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE® Index at the time of their actual occurrence and that should not wait until the annual index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE® Index component securities from the MSCI EAFE® Index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float estimates have fallen significantly; the deletion of securities that have become very small or illiquid; the replacement of securities resulting from the review of price source for securities with both domestic and foreign board quotations; and the addition or deletion of securities as a result of other market events.

Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from pro forma free float estimates at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature.

Changes in the number of shares are generally small changes in a security’s shares outstanding and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments, share buybacks or cancellations. The implementation of changes resulting from quarterly index reviews occurs on only two dates throughout the year: as of the close of the last business day of February and August. The results of the quarterly index reviews are announced at least two weeks prior to their implementation.

The semi-annual full MSCI EAFE® Index reviews include a reappraisal of the free float-adjusted industry group representation relative to the target, a detailed review of the shareholder information used to estimate free float for constituent securities and non-constituent securities, updating the minimum size guidelines for new and existing constituent securities, as well as changes typically considered for quarterly index reviews. During a full index review, securities may be added or deleted from the MSCI EAFE® Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for index changes during quarterly index reviews as discussed above. The results of the annual full index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day in May and November.

The country weights for the MSCI EAFE® Index are reset every year in May on the basis of the previous year’s GDP figures for the constituent countries. Afterwards, the country weights fluctuate with changes in performance and market capitalization in the MSCI Standard Country Indices until the next rebalancing.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the MSCI EAFE® component country Indices is reflected in the MSCI EAFE® Index.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

Description of the Financial Select Sector SPDR® Fund

Financial Select Sector SPDR® Fund

According to publicly available documents, the Financial Select Sector SPDR® Fund (the “Fund”) is one of numerous separate investment portfolios called “Funds” which make up The Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, the Trust files reports and other information with the SEC. The Trust’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary—Where You Can Find More Information” in the accompanying prospectus.

The Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the financial sector, as represented by the Financial Select Sector Index. The Fund’s investment operations commenced on December 16, 1998. The Fund is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that are components of the S&P 500® Index and are involved in the development and production of financial products. Companies in the Fund include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking. Current holdings and weightings are updated daily and may be accessed at the website www.sectorspdrs.com.

SSgA Funds Management, Inc. (the “Adviser”) manages the Fund. The Fund utilizes a low cost “passive” or “indexing” investment approach to attempt to approximate the investment performance of the Financial Select Sector Index, which serves as its benchmark. The Adviser believes that over time the correlation between the Fund’s performance and that of the Financial Select Sector Index, before expenses, will be 95% or better, although there is no guarantee that such correlation will be achieved. A figure of 100% will indicate perfect correlation.

The Fund generally will hold all of the securities that comprise the Financial Select Sector Index. There may, however, be instances where the Adviser may choose to overweight another stock in the Financial Select Sector Index, purchase securities not included within the Financial Select Sector Index which the Adviser believes are appropriate to substitute for Index securities or utilize various combinations of other available investment techniques in seeking to accurately track the Financial Select Sector Index.

The Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index. The Funds have adopted an investment policy that requires the Fund to provide shareholders with at least 60 days’ notice prior to any material change in the Fund’s 95% investment policy or the Financial Select Sector Index. The Board of Trustees of the Trust (the “Board”) may change the Fund’s investment strategy and other policies without shareholder approval, except as otherwise indicated. The Board may not change the Fund’s investment objective without shareholder approval.

Financial Select Sector Index

The Index was developed and is maintained in accordance with the following criteria:

Each of the component stocks in the Financial Select Sector Index (the “Component Stocks”) has been selected from the universe of companies defined by the S&P 500® Index.

The Component Stocks have been assigned to the Financial Select Sector Index by NYSE Arca’s Index Services Group (the “Index Compilation Agent”). The Index Compilation Agent, after consultation with S&P, assigns Component Stocks to the Financial Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index component securities to the Financial Select Sector Index, which is the sole responsibility of the Index Compilation Agent. The Financial Select Sector Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of its respective Index; and (ii) with respect to 50% of the total value of the Financial Select Sector Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of its respective index.

Rebalancing the Financial Select Sector Index to meet the asset diversification requirements is the responsibility of the American Stock Exchange’s Index Services Group (“ISG”). If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Financial Select Sector Index will be reduced and the market capitalization-based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Financial Select Sector Index will be reduced to 23% of the total value of the Financial Select Sector Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Financial Select Sector Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Financial Select Sector Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Financial Select Sector Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Financial Select Sector Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Financial Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Financial Select Sector Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Financial Select Sector Index. As detailed below, the Select Sector Index is calculated and disseminated by ISG.

Calculations of the Financial Select Sector Index

With the exception of the weighting constraints described above, the Financial Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index. In particular:

The Financial Select Sector Index is calculated using a base-weighted aggregate methodology; that means the level of the Financial Select Sector Index reflects the total market value of all of its Component Stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

Total market value of a company is determined by multiplying the price of the stock by the number of common shares outstanding. An indexed number is used to represent the results of the aggregate market value calculation in order to make the value easier to work with and track over time.

The daily calculation of the Financial Select Sector Index is computed by dividing the total market value of the companies in the Financial Select Sector Index by a number called the “Index Divisor.” By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the Financial Select Sector Index, it is the only link to the original base period value of the Financial Select Sector Index. The Index Divisor keeps the Financial Select Sector Index comparable over time and adjustments to the Index Divisor ensure that there are no changes in the Financial Select Sector Index level as a result of non-market forces (corporate actions, replacements of stocks in the Financial Select Sector Index, weighting changes, etc.).

Four times a year on a Friday close to the end of each calendar quarter, the share totals of the companies in the S&P 500® Index are updated by S&P. This information is utilized to update the share totals of companies in the Financial Select Sector Index. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the market value of the Financial Select Sector Index.

Once a week the database containing the current common shares outstanding for the S&P 500® Index companies is compared by S&P against the shares outstanding used to actually calculate the S&P 500® Index. Any difference of 5% or more is screened for review by S&P. If appropriate, a share change will be implemented by S&P after the close of trading on the following Wednesday. Preannounced corporate actions such as restructurings and recapitalizations can significantly change a company’s shares outstanding. Any changes over 5% are reviewed by S&P and, when appropriate, an immediate adjustment is made to the number of shares outstanding used to calculate the Financial Select Sector Index. Any adjustment made by S&P in shares outstanding will result in a corresponding adjustment to the Financial Select Sector Index.

S&P will advise ISG regarding the handling of non-routine corporate actions which may arise from time to time and which may have an impact on the calculation of the S&P 500® Index and, consequently, on the calculation of the Financial Select Sector Index Corporate actions such as a merger or acquisition, stock splits, routine spin-offs, etc., which require adjustments in the Financial Select Sector Index calculation, will be handled by the Exchange’s staff and Index Divisor adjustments, calculated when necessary, are handled by S&P in its maintenance of the S&P 500® Index. In the event a merger or acquisition changes the relative importance of a company’s participation in two or more sectors in a major way, the Financial Select Sector Index assignment of the stock may change. In any event, a new Index Divisor for the Financial Select Sector Index would be disseminated promptly by ISG.

Dissemination of the Financial Select Sector Index

Similar to other stock index values published by the American Stock Exchange, the value of the Financial Select Sector Index will be calculated continuously and disseminated every 15 seconds over the Consolidated Tape Association’s Network B. The major electronic financial data vendors – Bloomberg, Reuters and Bridge Information Systems – are expected to publish information on the Financial Select Sector Index for their subscribers.

Description of the Energy Select Sector SPDR® Fund

Energy Select Sector SPDR® Fund

According to publicly available documents, the Energy Select Sector SPDR® Fund (the “Fund”) is one of numerous separate investment portfolios called “funds,” which make up the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, the Trust files reports and other information with the SEC. The Trust’s reports and other information are available to the public on the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary—Where You Can Find More Information” in the accompanying prospectus.

The Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the aggregate in the energy sector, as measured by the Energy Select Sector Index. The Energy Select Sector SPDR® Fund’s investment operations commenced on December 16, 1998. The Energy Select Sector SPDR® Fund is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that are components of the S&P 500® Index and are involved in the energy sector, including companies from the following industries: oil, gas & consumable fuels and energy equipment & services. Current holdings and weightings are updated daily and may be accessed at the website www.sectorspdrs.com.

SSgA Funds Management, Inc. is the investment adviser to the Energy Select Sector SPDR® Fund (the “Adviser”). The shares of the Energy Select Sector SPDR® Fund are listed under the symbol “XLE” on the NYSE Arca.

The Energy Select Sector SPDR® Fund utilizes a low cost “passive” or “indexing” investment approach to attempt to approximate the investment performance of the Energy Select Sector Index, which serves as its benchmark. The Adviser believes that over time the correlation between the Fund’s performance and that of the Energy Select Sector Index, before expenses, will be 95% or better, although there is no guarantee that such correlation will be achieved. A figure of 100% will indicate perfect correlation.

The Energy Select Sector SPDR® Fund generally will hold all of the securities that comprise the Energy Select Sector Index. There may, however, be instances where the Adviser may choose to overweight or underweight another stock in the Energy Select Sector Index, purchase securities not included within the Energy Select Sector Index which the Adviser believes are appropriate to substitute for Energy Select Sector Index securities or utilize various combinations of other available investment techniques in seeking to accurately track the Energy Select Sector Index.

The Energy Select Sector SPDR® Fund will normally invest at least 95% of its total assets in common stocks that comprise the Energy Select Sector Index. The Funds have adopted an investment policy that requires the Fund to provide shareholders with at least 60 days notice prior to any material change in the Fund’s 95% investment policy or changing the Energy Select Sector Index. The Board of Trustees of the Trust (the “Board”) may change the Energy Select Sector SPDR® Fund’s investment strategy and other policies without shareholder approval, except as otherwise indicated. The Board may not change the Energy Select Sector SPDR® Fund’s investment objective without shareholder approval.

The Energy Select Sector Index

The Energy Select Sector Index was developed and is maintained in accordance with the following criteria:

Each of the component stocks in the Energy Select Sector Index (the “Component Stocks”) has been selected from the universe of companies defined by the S&P 500® Index. THE S&P 500® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE THE COMPONENT STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

The Component Stocks have been assigned to the Energy Select Sector Index by NYSE Arca’s Index Services Group (the “Index Compilation Agent”). The Index Compilation Agent, after consultation with S&P, assigns Component Stocks to the Energy Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in such index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index component securities to the Energy Select Sector Index, which is the sole responsibility of the Index Compilation Agent. The Energy Select Sector Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Energy Select Sector Index; and (ii) with respect to 50% of the total value of the Energy Select Sector Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Energy Select Sector Index.

Rebalancing the Energy Select Sector Index to meet the asset diversification requirements is the responsibility of the American Stock Exchange’s Index Services Group (“ISG”). If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Energy Select Sector Index will be reduced and the market capitalization-based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Energy Select Sector Index will be reduced to 23% of the total value of the Energy Select Sector Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Energy Select Sector Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Energy Select Sector Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Energy Select Sector Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Energy Select Sector Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Energy Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Energy Select Sector Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Energy Select Sector Index. As detailed below, the Energy Select Sector Index is calculated and disseminated by ISG.

Calculations of the Energy Select Sector Index

With the exception of the weighting constraints described above, the Energy Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index. In particular:

The Energy Select Sector Index is calculated using a base-weighted aggregate methodology; that means the level of the Energy Select Sector Index reflects the total market value of all of its Component Stocks relative to a particular base period. Statisticians refer to this type of index, one with a set of combined variables (such as price and number of shares), as a composite index.

Total market value of a company is determined by multiplying the price of the stock by the number of common shares outstanding. An indexed number is used to represent the results of the aggregate market value calculation in order to make the value easier to work with and track over time.

The daily calculation of the Energy Select Sector Index is computed by dividing the total market value of the companies in the Energy Select Sector Index by a number called the “Index Divisor.” By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the Energy Select Sector Index, it is the only link to the original base period value of the Energy Select Sector Index. The Index Divisor keeps the Energy Select Sector Index comparable over time and adjustments to the Index Divisor ensure that there are no changes in the

Energy Select Sector Index level as a result of non-market forces (corporate actions, replacements of stocks in the Energy Select Sector Index, weighting changes, etc.).

Four times a year on a Friday close to the end of each calendar quarter, the share totals of the companies in the S&P 500® Index are updated by S&P. This information is utilized to update the share totals of companies in the Energy Select Sector Index. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the market value of the Energy Select Sector Index.

Once a week the database containing the current common shares outstanding for the S&P 500® Index companies is compared by S&P against the shares outstanding used to actually calculate the S&P 500® Index. Any difference of 5% or more is screened for review by S&P. If appropriate, a share change will be implemented by S&P after the close of trading on the following Wednesday. Preannounced corporate actions such as restructurings and recapitalizations can significantly change a company’s shares outstanding. Any changes over 5% are reviewed by S&P and, when appropriate, an immediate adjustment is made to the number of shares outstanding used to calculate the Energy Select Sector Index. Any adjustment made by S&P in shares outstanding will result in a corresponding adjustment to the Energy Select Sector Index.

S&P will advise ISG regarding the handling of non-routine corporate actions which may arise from time to time and which may have an impact on the calculation of the S&P 500® Index and, consequently, on the calculation of the Energy Select Sector Index. Corporate actions such as a merger or acquisition, stock splits, routine spin-offs, etc., which require adjustments in the Energy Select Sector Index calculation, will be handled by the national securities exchange’s staff and Index Divisor adjustments, calculated when necessary, are handled by S&P in its maintenance of the S&P 500® Index. In the event a merger or acquisition changes the relative importance of a company’s participation in two or more sectors in a major way, the Energy Select Sector Index assignment of the stock may change. In any event, a new Index Divisor for the Energy Select Sector Index would be disseminated promptly by ISG.

Dissemination of the Energy Select Sector Index

Similar to other stock index values published by a national securities exchange, the value of the Energy Select Sector Index will be calculated continuously and disseminated every 15 seconds over the Consolidated Tape Association’s Network B. The major electronic financial data vendors—Bloomberg, Reuters and Bridge Information Systems—are expected to publish information on the Energy Select Sector Index for their subscribers.

The S&P 500® Index

Unless otherwise stated, we have derived all information regarding the S&P 500® Index provided in this product supplement, including its composition, method of calculation and changes in components, from Standard & Poor’s (“S&P”), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P 500® Index at any time. None of Citigroup Inc., Citigroup Funding, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the S&P 500® Index.

The S&P 500® Index is published by S&P and is intended to provide a performance benchmark for the U.S. equity markets. S&P chooses companies for inclusion with an aim of achieving a distribution by broad industry groupings. The calculation of the value is based on the relative aggregate market value of the common stocks of 500 companies at a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The weighting and composition of the index components are updated periodically so that the S&P 500® Index reflects the performance of the U.S. equity markets.

S&P chooses companies for inclusion in the S&P 500® Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock composition of the NYSE, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.

Computation of the S&P 500® Index

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, S&P completed the full float adjustment of the S&P 500® Index. S&P’s criteria for selecting stocks for the S&P 500® Index were not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors and not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by governmental entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index will then be calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all S&P 500 component stocks relative to the S&P 500® Index’s base period of 1941-43 (the “base period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® component stocks during the base period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500 component stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“index maintenance”).

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

License Agreement

“Standard & Poor’s®,” “Standard & Poor’s 500®,” “S&P®,” “S&P 500®” and “SPDR®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Funding. The Notes have not been passed on by Standard & Poor’s or The McGraw-Hill Companies. The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s or The McGraw-Hill Companies and none of the above makes any warranties or bears any liability with respect to the Notes.

Description of the iShares® Russell 2000 Index Fund

iShares Trust

According to publicly available documents, the iShares® Russell 2000 Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares Trust, a registered investment company. iShares Trust is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares Trust files reports and other information with the SEC. iShares Trust’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary — Where You Can Find More Information” in the accompanying prospectus.

The iShares® Russell 2000 Index Fund

The iShares® Russell 2000 Index Fund (the “Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of equity securities of the small-capitalization segment of the U.S. equity market as measured by the Russell 2000® Index.

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. The shares of the Fund are listed under the symbol “IWM” on the NYSE Arca.

The Fund uses a “Representative Sampling” strategy to try to track the Russell 2000® Index, which means it invests in a representative sample of securities in the Russell® 2000 Index, which have a similar investment profile as the Russell 2000® Index. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000® Index. The Fund generally invests at least 90% of its assets in the securities of the Russell 2000® Index. The Fund may invest the remainder of its assets in other securities, including securities not in the Russell 2000® Index, futures contracts, options on futures contracts, other types of options and swaps related to the Russell 2000® Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BGFA or its affiliates.

The Fund’s top portfolio holdings can be found on iShares® website. Funds like the Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. Fund fact sheets which provide information regarding the Fund’s top holdings may be requested by calling 1-800-iShares (1-800-474-2737).

None of Citigroup Funding nor Citigroup Inc. has participated in the preparation of iShares Trust’s publicly available documents and neither has made any due diligence investigation or inquiry of iShares Trust in connection with the Fund or the offering of the Notes. No representation is made that the publicly available information about iShares Trust or the Fund is accurate or complete.

The Notes represent obligations of Citigroup Funding and Citigroup Inc. only. iShares Trust is not involved in any way in this offering and has no obligation relating to the Notes or to holders of the Notes.

The Russell 2000® Index

We have derived all information contained regarding the Russell 2000® Index, including without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investment Group. The Russell 2000® Index was developed by Russell Investment Group and is calculated, maintained and published by Russell Investments (“Russell”), a subsidiary of Russell Investment Group. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 2000® Index is published by Russell and is intended to provide a comprehensive and unbiased barometer of the small-cap segment of the U.S. equity universe. The Russell 2000® Index is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap equities. Since September 2004, eligible initial public offerings (“IPOs”) of stock have also been added to the Russell 2000® Index at the end of each calendar quarter in order to ensure new additions to the investing opportunity set are reflected in the index. The Russell 2000® Index includes the smallest 2000 securities, according to market capitalization, in the Russell 3000E™ Index. Real-time dissemination of the value of the Russell 2000® Index by Reuters began in December 1986.

THE RUSSELL 2000® INDEX DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE RETURN ON THE NOTES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

Computation of the Russell 2000® Index

Companies incorporated in the United States are eligible for inclusion in the Russell Indexes. Additionally, beginning with the reconstitution that took place on June 23, 2007, companies incorporated in select international regions including Bahamas, Bermuda and the Cayman Islands, are also eligible for inclusion if such companies meet at least ONE of the following criteria: 1) the headquarters is in the United States or 2) the headquarters is in the international region and the primary exchange for local shares of the company is in the United States. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, paired shares, warrants and rights are excluded. American Depository Receipts, trust receipts, royalty trusts, limited liability companies, OTC companies, bulletin board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges are also ineligible for inclusion. Real Estate Investment Trusts are, however, eligible for inclusion. Generally, only one class of securities of a company is allowed in the Index, although exceptions to this general rule have been made where Russell has determined that each class of securities acts independently of the other. Stocks must trade at or above U.S.$1.00 on May 31 of each year to be eligible for inclusion in the Index. However, if a stock falls below U.S.$1.00 intra-year, it will not be removed until the next reconstitution, if it is still trading below U.S.$1.00. In order to be included in the Russell Indexes’ annual reconstitution, a stock must be listed on May 31 and Russell must have access to documentation verifying the company’s eligibility for inclusion. IPOs will be considered for inclusion quarterly.

The primary criteria used to determine the initial list of securities eligible for the Russell 2000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares, or shares assumed to be available for trading. Based on closing values on May 31 of each year, Russell reconstitutes the composition of the Russell 2000® Index using the then-existing market capitalizations of eligible companies. IPO eligibility is determined quarterly. Generally, as of the last Friday of June of each year, the Russell 2000® Index is adjusted to reflect the reconstitution market value for that year.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

  •   ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  •   Corporate cross-owned shares — when shares of a company in one of the Russell Indexes are held by another company also in one of the Russell Indexes. All shares in this class will be adjusted;

  •   Large private and corporate shares — shares held by another listed company or private individuals, if the amount of shares so held is greater than 10% of outstanding shares but does not preclude institutional holdings by investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms;

  •   Unlisted share classes — classes of common stock that are not traded on a U.S. exchange; and

  •   IPO lock-ups — shares locked up during an IPO that are not available to the public and will be excluded from the market value at the time the IPO enters the relevant Russell Index.

Once the market capitalization for each security is determined using total shares and price (as described above), each security is placed in the appropriate Russell market capitalization-based index. The largest 4,000 securities become members of the Russell 3000E™ Index. The Russell 2000® Index is a subset of this index and generally includes the stock of companies 1001 through 3000 (based on descending total market capitalization) of the Russell 3000E™ Index.

The following summarizes selected types of maintenance adjustments to which the Russell 2000® Index is subject. A full description of all corporate action driven change to the Russell Indexes can be found on Russell’s website.

  •   “No Replacement” Rule — Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over the past year will fluctuate according to corporate activity.

  •   Rules for Deletions —

  •   Acquired or Reorganized Stock — Adjustments to the Russell 2000® Index will be made on the effective date of an acquisition or reorganization of a corporation whose stock is included in the Russell 2000® Index. If both companies involved are included in the Russell 3000E™ Index, the acquired company is deleted and that company’s market capitalization is moved to the acquiring stock according to the merger terms. Special rules apply if only one of the companies involved is included in the Russell 3000E™ Index.

•   Re-incorporated or Delisted Stock — Companies re-incorporating to another country or delisting their stock will be removed on the day of re-incorporation or delisting.

  •   Rule for Additions —

•   Spin-offs — Spin-off companies are added to the parent company’s Russell index and capitalization tier of membership, if the spin-off company is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution.

•   Initial Public Offerings — Eligible IPOs are added to the Russell Indexes each quarter.

License Agreement

iShares® is a registered mark of Barclays Global Investors, N.A. (“BGI”). BGI has licensed certain trademarks and trade names of BGI to Citigroup Global Markets and its affiliates. The Notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

Description of the iShares® Dow Jones U.S. Real Estate Index Fund

iShares Trust

According to publicly available documents, the iShares® Dow Jones U.S. Real Estate Index Fund is one of numerous separate investment portfolios called “Funds” which make up iShares Trust, a registered investment company. iShares Trust is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares Trust files reports and other information with the SEC. iShares Trust’s reports and other information are available to the public from the SEC’s website at www.sec.gov or may be inspected and copied at the SEC’s Public Reference Room at the location listed in the section “Prospectus Summary–Where You Can Find More Information” in the accompanying prospectus.

The iShares® Dow Jones U.S. Real Estate Index Fund

The iShares® Dow Jones U.S. Real Estate Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S equity market, as measured by the Dow Jones U.S. Real Estate Index. The iShares® Dow Jones U.S. Real Estate Index Fund will be concentrated in the U.S. real estate industry.

Barclays Global Fund Advisors (“BGFA”) is the investment adviser to the Fund. The shares of the iShares® Dow Jones U.S. Real Estate Index Fund are listed under the symbol “IYR” on the NYSE Arca.

The iShares® Dow Jones U.S. Real Estate Index Fund uses a “Representative Sampling” strategy to try to track the Dow Jones U.S. Real Estate Index, which means it invests in a representative sample of securities in the Dow Jones U.S. Real Estate Index, which have a similar investment profile as the Dow Jones U.S. Real Estate Index. Securities selected have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Dow Jones U.S. Real Estate Index. The iShares® Dow Jones U.S. Real Estate Index Fund generally invests at least 90% of its assets in the securities of the Dow Jones U.S. Real Estate Index. The iShares® Dow Jones U.S. Real Estate Index Fund may invest the remainder of its assets in other securities, including securities not in the Dow Jones U.S. Real Estate Index, futures contracts, options on futures contracts, other types of options and swaps related to the Dow Jones U.S. Real Estate Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BGFA or its affiliates.

The iShares® Dow Jones U.S Real Estate Index Fund’s top portfolio holdings can be found on iShares® website. Funds like the iShares® Dow Jones U.S Real Estate Index Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. Fund fact sheets which provide information regarding the iShares® Dow Jones U.S Real Estate Index Fund’s top holdings may be requested by calling 1-800-iShares (1-800-474-2737).

The Dow Jones U.S. Real Estate Index

The Dow Jones U.S. Real Estate Index is a float-adjusted capitalization-weighted, real-time index that provides a broad measure of the U.S. real estate securities market. Component companies include those that invest directly or indirectly through development, management or ownership of shopping malls, apartment buildings and housing developments; and Real Estate Investment Trust (“REITs”) that invest in apartments, office and retail properties. REITs are passive investment vehicles that invest primarily in income-producing real estate or real estate related loans and interests.

The Dow Jones U.S. Real Estate Index is reported by Bloomberg L.P. under the ticker symbol “DJUSRE.”

The Dow Jones U.S. Real Estate Index is one of the 41 economic sectors that make up the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financial Services Index, which in turn is a subset of the Dow Jones U.S. Total Market Index. The Dow Jones U.S. Total Market Index is part of the Dow Jones World Stock Index, which is a benchmark family that follows some 6,000 stocks from 44 countries.

Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible Notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued” shares, are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten nontrading days during the past quarter are excluded. Stocks in the top 95% of the index universe by free-float market capitalization are selected as components of the U.S. Total Market Index, skipping stocks that fall within the bottom 1% of the universe by free-float market capitalization and within the bottom .01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate Sector of industry classifications as maintained by the Industry Classification Benchmark (“ICB”).

The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced at least two business days prior to the implementation date.

In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Real Estate Index on the Dow Jones website at http://www.djindexes.com. Information included in such website is not a part of this product supplement.

ICB, a joint classification system launched by FTSE Group and Dow Jones Indexes offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies the component stocks into groups of 10 industries, 19 supersectors, 41 sectors and 114 subsectors. The Real Estate Sector is composed of two Subsectors. The Real Estate Holding & Development Subsector consists of companies that invest directly or indirectly in real estate through development, management or ownership, including property agencies. This Subsector excludes REITs and similar entities. The Real Estate Investment Trusts Subsector consists of real estate investment trusts or corporations and listed property trusts.

We have derived all information regarding the Dow Jones U.S. Real Estate Index from publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Dow Jones & Company (“Dow Jones”). The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Dow Jones U.S. Real Estate Index at any time. None of Citigroup Global Markets, Citigroup Funding, Citigroup Inc. assumes any responsibility for the accuracy or completeness of any information relating to the Dow Jones U.S. Real Estate Index.

License Agreement

iShares® is a registered mark of. Barclays Global Investors, N.A. (“BGI”). BGI has licensed certain trademarks and trade names of BGI to Citigroup Global Markets and its affiliates. The Notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

We are responsible for the information contained or incorporated by reference in this product supplement, prospectus supplement and prospectus, and the accompanying offering summary or pricing supplement, as the case may be. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this product supplement, prospectus supplement and prospectus is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

Citigroup Funding Inc.

Medium-Term Notes, Series D

($1,000 Principal Amount per Note)

Any Payments Due from Citigroup Funding Inc.

Fully and Unconditionally Guaranteed

by Citigroup Inc.

Product Supplement

July 8, 2011

(Including Prospectus Supplement dated

May 12, 2011 and Prospectus dated

May 12, 2011)